As filed with the Securities and Exchange Commission on March 11, 2005
Registration Statement Nos. 333-122977
333-112367

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-4019460
(I.R.S. Employer Identification No.)

85 Broad Street
New York, NY 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
GOLDMAN SACHS CAPITAL II
GOLDMAN SACHS CAPITAL III
GOLDMAN SACHS CAPITAL IV
GOLDMAN SACHS CAPITAL V
GOLDMAN SACHS CAPITAL VI
(Exact Name of Each Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
20-6109939, 20-6109956, 20-6109972,
34-2036412, 34-2036414
(I.R.S. Employer Identification No.)
c/o The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
(212) 902-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David B. Harms
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☒

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed	Proposed maximum
Title of each class of	registered	maximum offering	aggregate offering	Amount of
securities to be registered	(1)(2)(3)(4)	price per unit(5)	price(5)(6)	registration fee(4)

Debt Securities		100%

Warrants		100%

Purchase Contracts		100%

Units(8)		100%

Preferred Stock		100%

Depositary Shares(9)	$19,610,000,000	100%	$19,610,000,000	$2,308,097(7)

Capital Securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI		100%

The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers(10)		100%

Common Stock, par value $0.01 per share(11)		(11)

Rights(12)		(12)

(1)	An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $19,610,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies.

(2)	This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants.

(3)	Includes such indeterminate amounts of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and capital securities as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance. Also includes such indeterminate amounts of debt securities, warrants and purchase contracts as may be issued in units and such indeterminate amount of preferred stock as may be represented by depositary shares.

(4)	Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this Registration Statement also relates to (a) $15,390,000,000 aggregate initial offering price of The Goldman Sachs Group, Inc.’s debt securities, warrants, purchase contracts, units, preferred stock and depositary shares that were previously registered pursuant to Registration Statement No. 333-112367 and have not yet been issued and sold and (b) an undeterminable amount of The Goldman Sachs Group, Inc.’s medium-term notes and debt securities that were previously registered and may be reoffered or resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants. The securities described in (b) include those described in (a) as well as others that have already been issued and sold pursuant to Registration Statement No. 333-112367 and other Registration Statements, all of the securities registered on which have been issued and sold. A filing fee of $2,914,100 was paid with respect to the $23,000,000,000 aggregate initial offering price of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and capital securities registered pursuant to Registration Statement No. 333-112367.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(6)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(7)	A registration fee of $2,205,110 was previously paid on February 24, 2005 in connection with the initial filing of this registration statement, with respect to $18,735,000,000 aggregate initial offering price of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and capital securities. Pursuant to Rule 457(a) under the Securities Act, the additional registration fee currently due is $102,987.

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants and purchase contracts, which may or may not be separable from one another.

(9)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(10)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI (each trust is individually referred to as an “Issuer Trust” and together as the “Issuer Trusts”), or with respect to similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(11)	Such indeterminate number of shares of common stock as may be issued upon exercise, conversion or exchange of any debt securities, preferred stock, warrants or purchase contracts that provide for such exercise, conversion or exchange are being registered hereby.

(12)	Each share of common stock includes one shareholder protection right as described under “Description of Capital Stock of The Goldman Sachs Group, Inc.”.

      This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-112367, which was declared effective on February 5, 2004. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.
      Upon effectiveness of this Registration Statement, all of the securities that may be offered pursuant to the prospectus contained in this Registration Statement and that have not previously been sold may be offered as debt securities, warrants, purchase contracts, units, preferred stock, depositary shares or capital securities.

Explanatory Note
      The prospectus contained herein relates to both of the following:

•	the initial offering of debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc. and capital securities of the Issuer Trusts on a continuous or delayed basis, at an aggregate initial public offering price of up to $35,000,000,000; and

•	market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold, and in debt securities of The Goldman Sachs Group, Inc., the initial offering and sale of which have already occurred.
      When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION. DATED MARCH 11, 2005.
$35,000,000,000
The Goldman Sachs Group, Inc.

Debt Securities Warrants Purchase Contracts Units Preferred Stock Depositary Shares of The Goldman Sachs Group, Inc.	Capital Securities
of
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI
Fully and unconditionally
guaranteed as described herein by
The Goldman Sachs Group, Inc.

     The Goldman Sachs Group, Inc. from time to time may offer to sell debt securities, warrants and purchase contracts, either individually or in units, as well as preferred stock, either separately or represented by depositary shares. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Goldman Sachs or debt or equity securities of one or more other entities. The common stock of Goldman Sachs is listed on the New York Stock Exchange and trades under the ticker symbol “GS”.
     Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI (each trust is referred to as an “Issuer Trust” and together as the “Issuer Trusts”) may offer and sell capital securities, in one or more offerings. Capital securities are preferred securities representing preferred beneficial interests in the applicable Issuer Trust.
     The total amount of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and capital securities will have an initial aggregate offering price of up to $35,000,000,000, or the equivalent amount in other currencies, currency units or composite currencies, although Goldman Sachs may increase this amount in the future.
     Goldman Sachs may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Goldman Sachs may use this prospectus in the initial sale of these securities. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus dated                   , 2005.

AVAILABLE INFORMATION
      The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
      We have filed registration statements on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statements and does not contain all of the information in the registration statements. Whenever a reference is made in this prospectus to a contract or other document of Goldman Sachs, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statements for a copy of the contract or other document. You may review a copy of the registration statements at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
      The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
      The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended November 26, 2004 (File No. 001-14965);

(2)	The description of common stock contained in the Registration Statement on Form 8-A, dated April 27, 1999 (File No. 001-14965), of The Goldman Sachs Group, Inc., filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934; and

(3)	All documents filed by The Goldman Sachs Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.
      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 85 Broad Street, New York, New York 10004, telephone (212) 902-0300.
      No separate financial statements of any Issuer Trust are included in this prospectus. The Goldman Sachs Group, Inc. and the Issuer Trusts do not consider that such financial statements would be material to holders of the capital securities because each Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding subordinated debt securities (as defined under the heading “The Issuer Trusts”) of The Goldman Sachs Group, Inc. and issuing the trust securities. Furthermore, taken together, The

Goldman Sachs Group, Inc.’s obligations under each series of corresponding subordinated debt securities, the subordinated debt indenture under which the corresponding subordinated debt securities will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust. For a more detailed discussion, see “The Issuer Trusts”, “Description of Capital Securities and Related Instruments”, “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” and “Description of Capital Securities and Related Instruments — Guarantees and Expense Agreements” below. In addition, The Goldman Sachs Group, Inc. does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.
      When we refer to “Goldman Sachs” or the “Firm” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates.

PROSPECTUS SUMMARY
      This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under “Available Information”. This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.
Goldman Sachs
      Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, we are one of the oldest and largest investment banking firms. Our headquarters are located at 85 Broad Street, New York, New York 10004, telephone (212) 902-1000, and we maintain offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.
The Issuer Trusts
      Each Issuer Trust is a Delaware statutory business trust created solely for the purpose of issuing capital securities to investors and trust common securities to us and investing the proceeds in an equivalent amount of our subordinated debt securities. The corresponding subordinated debt securities will be the sole assets of each Issuer Trust.
The Securities We Are Offering
      We may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	units, comprised of two or more debt securities, warrants, purchase contracts and capital securities, in any combination; and

•	preferred stock, either directly or represented by depositary shares.
      In addition, the Issuer Trusts may offer capital securities, and we may offer our guarantees with respect to such capital securities, from time to time.
      When we use the term “securities” in this prospectus, we mean any of the securities we or the Issuer Trusts may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we or the Issuer Trusts may offer will be described in a separate supplement to this prospectus.
Debt Securities
      Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of The Goldman Sachs

Group, Inc. or any other entity, if any; and any other specific terms. We will issue the senior and subordinated debt securities under separate debt indentures between us and The Bank of New York, as trustee.
Warrants
      We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

—	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

—	one or more currencies;

—	one or more commodities;

—	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

—	one or more indices or baskets of the items described above.
      For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under the warrant indenture between us and The Bank of New York, as trustee, or under warrant agreements between us and one or more warrant agents.
Purchase Contracts
      We may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus and debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.
      For any particular purchase contracts we offer, the applicable prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We may issue purchase contracts under an indenture described above or a unit agreement described below.

Units
      We may offer units, comprised of two or more debt securities, warrants, purchase contracts and capital securities, in any combination. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.
Preferred Stock and Depositary Shares
      We may offer our preferred stock, par value $0.01 per share, in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exercisable or exchangeable for our common stock, preferred stock of another series or other securities described in this prospectus, debt or equity securities of third parties or property, if any; the redemption terms, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share or multiple shares of preferred stock. We may issue the depositary shares under deposit agreements between us and one or more depositaries.
Capital Securities
      The Issuer Trusts may offer and sell capital securities, in one or more offerings. Capital securities represent preferred beneficial interests in the Issuer Trust that issues them. Each Issuer Trust will issue its capital securities under a trust agreement between it and The Bank of New York and others as Issuer Trust trustees.
Form of Securities
      We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.
Payment Currencies
      Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.
Listing
      If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Ratio of Earnings to Fixed Charges
      The Goldman Sachs Group, Inc.’s consolidated ratios of earnings to fixed charges for each of the fiscal years ended November 26, 2004, November 28, 2003, November 29, 2002, November 30, 2001 and November 24, 2000 are included in this prospectus. See “Ratio of Earnings to Fixed Charges” below.
Use of Proceeds
      We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes.
      Each Issuer Trust will use the proceeds from any offering of capital securities to purchase the corresponding subordinated debt securities issued by us. We expect to use the net proceeds from the sale of the subordinated debt securities to the Issuer Trusts to provide additional funds for our operations and for other general corporate purposes.
Manner of Offering
      The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we or the Issuer Trusts, as applicable, will not issue until after the date of this prospectus as well as debt securities that we have previously issued. The initial aggregate offering price specified on the cover of this prospectus relates to the securities that we or the Issuer Trusts have not yet issued.
      When we or the Issuer Trusts, as applicable, issue new securities, we or the Issuer Trusts may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we or the Issuer Trusts use and the discounts or commissions we may pay them for their services.
      Our affiliates that we refer to above may include, among others, Goldman, Sachs & Co., for offers and sales in the United States, and Goldman Sachs International and Goldman Sachs (Asia) L.L.C., for offers and sales outside the United States.

RATIO OF EARNINGS TO FIXED CHARGES
      The Goldman Sachs Group, Inc.’s consolidated ratios of earnings to fixed charges for each of the fiscal years ended November 26, 2004, November 28, 2003, November 29, 2002, November 30, 2001 and November 24, 2000 are as follows:

	Year Ended November

	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges (unaudited)(1)	1.74x	1.57x	1.36x	1.24x	1.30x

(1)	For purposes of the ratio of earnings to fixed charges, “earnings” represent pre-tax earnings plus fixed charges and “fixed charges” represent interest expense plus that portion of rent expense that, in our opinion, approximates the interest factor included in rent expense.
      As of the date of this prospectus, we have no preferred stock outstanding.
USE OF PROCEEDS
      We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes.
      Each Issuer Trust will use the proceeds from any offering of capital securities to purchase corresponding subordinated debt securities issued by us. We expect to use the net proceeds from the sale of the subordinated debt securities to the Issuer Trusts to provide additional funds for our operations and for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.
Debt Securities May Be Senior or Subordinated
      We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.
      The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
      The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness.
      When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.
The Senior Debt Indenture and the Subordinated Debt Indenture
      The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York, which will initially act as trustee. The indentures are substantially identical, except for our covenant described below under “— Restriction on Liens”, which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.
      The trustee under each indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.
See “— Our Relationship With the Trustee” below for more information about the trustee.

      When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
We May Issue Many Series of Debt Securities
      We may issue as many distinct series of debt securities under either debt indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
      When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Amounts That We May Issue
      Neither debt indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus, at any time without your consent and without notifying you.
      The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described below under “— Restriction on Liens”.
Principal Amount, Stated Maturity and Maturity
      The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.
      The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
      We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
We Are a Holding Company
      Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including Goldman, Sachs & Co., are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of securities exchanges and other regulatory bodies. Furthermore, because some of our subsidiaries, including Goldman, Sachs & Co., are partnerships in which we are a general partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.
This Section Is Only a Summary
      The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the indentures with the SEC as exhibits to our registration statements. See “Available Information” above for information on how to obtain copies of them.
      This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.
Governing Law
      The debt indentures and the debt securities will be governed by New York law.
Currency of Debt Securities
      Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to Goldman, Sachs & Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Form of Debt Securities
      We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.
      In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the provisions described below under “Considerations Relating to Securities Issued in Bearer Form” would apply to that security. As we note in that section, some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.
Types of Debt Securities
      We may issue any of the following three types of senior debt securities or subordinated debt securities:
Fixed Rate Debt Securities
      A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.
      Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless your prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.
Floating Rate Debt Securities
      A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.
      Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.
      Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Goldman, Sachs & Co. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
      For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
      Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
      All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or ..09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
      In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of The Goldman Sachs Group, Inc.
Indexed Debt Securities
      A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.
If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.
      An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of The Goldman Sachs Group, Inc. or an issuer other than The Goldman Sachs Group, Inc.
      If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be Goldman, Sachs & Co. or another of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.
Original Issue Discount Debt Securities
      A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation — Taxation of Debt Securities — United States Holders — Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.
Information in the Prospectus Supplement
      Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security; and

•	any other terms of your debt security, which could be different from those described in this prospectus.
      Market-Making Transactions. If you purchase your debt security — or any of our other securities we describe in this prospectus — in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Goldman, Sachs & Co. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

Redemption and Repayment
      Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.
      If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
      If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
      If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.
      If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “— Notices”.
      If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
      We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions
      We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”.
      If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.
      Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.
Subordination Provisions
      Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture and all warrants we will issue under the warrant indenture.
      The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.
      We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities, such as series sold to the Issuer Trusts in connection with their issuance of capital securities. For a description of these modifications in the case of capital securities, see “Description of Capital Securities and Related

Instruments — Corresponding Subordinated Debt Securities”. With regard to modifications in other cases, see the applicable prospectus supplement.
      The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.
      If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.
      Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
      The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.
Restriction on Liens
      In the senior debt indenture, we promise, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that we or any of our subsidiaries own in Goldman, Sachs & Co., or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in Goldman, Sachs & Co., unless we also secure the senior debt securities of that series on an equal or priority basis with the other secured debt. Our promise, however, is subject to an important exception: we may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if our board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

The subordinated debt indenture does not include the promise described in the preceding paragraph.

      Except as noted above, neither indenture restricts our ability to put liens on our interests in our subsidiaries other than Goldman, Sachs & Co., nor do the indentures restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including Goldman, Sachs & Co. In addition, the restriction on liens in the senior debt indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.
Defeasance and Covenant Defeasance
      Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.
      Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	In the case of the subordinated debt securities, the following requirements must also be met:

—	No event or condition may exist that, under the provisions described above under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

—	We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.
      If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

      Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under “— Restriction on Liens” above and any other restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

•	We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.
In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.
      If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•	If your debt security is a senior debt security, our promise not to create liens on our voting or profit participating equity ownership interests in Goldman, Sachs & Co. described above under “— Restriction on Liens”;

•	Any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “— Default, Remedies and Waiver of Default — Events of Default”.
      If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver of Default
      You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
Events of Default
      Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any debt security of that series on the due date;

•	We do not pay interest on any debt security of that series within 30 days after the due date;

•	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	We remain in breach of our covenant described above under “— Restriction on Liens”, in the case of any series of senior debt securities, or any other covenant we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions”.
      If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc., the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
      Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
      If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
      Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.
      You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of Default
      The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.
We Will Give the Trustee Information About Defaults Annually
      We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.
Modification of the Debt Indentures and Waiver of Covenants
      There are four types of changes we can make to either debt indenture and the debt securities of any series issued under that indenture.
Changes Requiring Each Holder’s Approval
      First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular debt indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	impair any right that a holder of an indexed or any other debt security may have to exchange or convert the debt security for or into securities or other property;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.
Changes Not Requiring Approval
      The second type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.
      We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Modification of Subordination Provisions
      We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).
Changes Requiring Majority Approval
      Any other change to a particular debt indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•	If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).
In each case, the required approval must be given by written consent.
      The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and putting liens on our interests in Goldman, Sachs & Co., which we describe above under “— Mergers and Similar Transactions” and “— Restriction on Liens”, and which, in the latter case, are only for the benefit of the holders of our senior debt securities. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
      When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities Are Eligible
      Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates, such as Goldman, Sachs & Co., is the owner.
Special Series Voting Rights
      We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as one class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant series. Subordinated debt securities issued to the Issuer Trusts in connection with capital securities have special rights of this kind, as described below under “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Modifications of the Subordinated Debt Indenture”. For other series of debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding series.
Eligible Principal Amount of Some Debt Securities
      In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
      For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.
Determining Record Dates for Action by Holders
      We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer of Debt Securities
      If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

      Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.
      Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
      Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
      If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
      If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
      If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
      The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payment Mechanics for Debt Securities
Who Receives Payment?
      If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest”. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest
      Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day”, as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
      Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.
      Business Day. The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.
How We Will Make Payments Due in U.S. Dollars
      We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.
      Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

      Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.
      Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
How We Will Make Payments Due in Other Currencies
      We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.
      Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.
Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

      Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

      If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.
      Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.
Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

      Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security.
      If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.
      When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.
      The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.
      Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select Goldman, Sachs & Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
      All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed
      If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest”.
Paying Agent
      We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.
Unclaimed Payments
      Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Notices
      Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship With the Trustee
      The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other debt obligations and warrants of The Goldman Sachs Group, Inc. or its subsidiaries.
      The Bank of New York is initially serving as the trustee for our senior debt securities and subordinated debt securities and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS WE MAY OFFER
Please note that in this section entitled “Description of Warrants We May Offer”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance”.
We May Issue Many Series of Warrants
      We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized below in “Description of Units We May Offer”.
      We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under either a warrant indenture or a warrant agreement. This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants. We describe most of the financial and other specific terms of your warrant in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

      When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Debt Warrants
      We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant”.
Universal Warrants
      We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.
We refer to this type of warrant as a “universal warrant”. We refer to each property described above as a “warrant property”.
      We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.
The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.
General Terms of Warrants
      Your prospectus supplement may contain, where applicable, the following information about your warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the indenture or warrant agreement under which we will issue the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants.
      If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date. A warrant issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

      No holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.
      An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.
      Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities We May Offer — We Are a Holding Company”.
      Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in the Prospectus Supplement — Market-Making Transactions”.
Additional Terms of Warrants
Debt Warrants
      If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.
Universal Warrants
      If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.
General Provisions of Warrant Indenture
      We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.
      The warrants issued under the indenture will be contractual obligations of The Goldman Sachs Group, Inc. and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional contractual obligations or debt.
      The indenture is a contract between us and The Bank of New York, which will initially act as trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices.
See “— Our Relationship With the Trustee” below for more information about the trustee.
We May Issue Many Series of Warrants Under the Indenture
      We may issue as many distinct series of warrants under the warrant indenture as we wish. This section summarizes terms of the warrants that apply generally to all series. The provisions of the indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the indenture, but also to “reopen” a previously issued series of warrants and issue additional warrants of that series.
Amounts That We May Issue
      The warrant indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities in amounts that exceed the total amount specified on the cover of this prospectus at any time without your consent and without notifying you.
      The indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us except as described below under “— Restriction on Liens”.
Expiration Date and Payment or Settlement Date
      The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.
This Section Is Only a Summary
      The warrant indenture and its associated documents, including your warrant, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the indenture with the SEC as an exhibit to our registration statements. See “Available Information” above for information on how to obtain a copy of it.
      This section and your prospectus supplement summarize all the material terms of the indenture and your warrant. They do not, however, describe every aspect of the indenture and your warrant. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms.
Governing Law
      The warrant indenture and the warrants will be governed by New York law.
Currency of Warrants
      Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to Goldman, Sachs & Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “— Payment Mechanics for Warrants”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in warrants of this kind.
Mergers and Similar Transactions
      We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under that warrant and the indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the warrant has occurred and is continuing. For this purpose, “default under the warrant” means an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”.
      If the conditions described above are satisfied with respect to any warrant, we will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

      Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.
Restriction on Liens
      In the warrant indenture, we promise, with respect to each series of warrants, not to create or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that we or any of our subsidiaries own in Goldman, Sachs & Co., or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in Goldman, Sachs & Co., unless we also secure the warrants of that series on an equal or priority basis with the secured debt. Our promise, however, is subject to an important exception: we may secure debt for borrowed money with liens on those interests without securing the warrants of any series if our board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests as of the date of the determination.
      Except as noted above, the indenture does not restrict our ability to put liens on our interests in our subsidiaries other than Goldman, Sachs & Co., nor does the indenture restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including Goldman, Sachs & Co. In addition, the restriction on liens in the indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.
Default, Remedies and Waiver of Default
      You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.
      Events of Default. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

•	We remain in breach of our covenant described above under “— Restriction on Liens”, or any other covenant we make in the indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in number of the relevant series of warrants;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.
      Remedies If an Event of Default Occurs. If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
      Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the warrants of that series.
      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.
      You are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.
      Waiver of Default. The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.
      We Will Give the Trustee Information About Defaults Annually. We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the warrants issued under it, or else specifying any default under the indenture.
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Warrant Indenture and Waiver of Covenants
      There are three types of changes we can make to the warrant indenture and the warrants of any series issued under that indenture.
      Changes Requiring Each Holder’s Approval. First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•	change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.
      Changes Not Requiring Approval. The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the indenture after the changes take effect.
      We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.
      Changes Requiring Majority Approval. Any other change to the indenture and the warrants issued under the indenture would require the following approval:

•	If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

•	If the change affects the warrants of more than one series issued under the indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
      The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and putting liens on our interests in Goldman, Sachs & Co., which we describe above under “— Mergers and Similar Transactions” and “— Restriction on Liens”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the indenture as it affects that warrant, that we cannot change without the approval of the holder of that warrant as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the warrant indenture or any warrants or request a waiver.
Special Rules for Action by Holders
      When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
      Only Outstanding Warrants Are Eligible. Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if it has been called for redemption;

•	if we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

•	if we or one of our affiliates, such as Goldman, Sachs & Co., is the owner.
      Determining Record Dates for Action by Holders. We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

Redemption
      We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.
      If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.
      If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.
      If we exercise an option to redeem any warrant, we will give to the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in “— Notices”.
      We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or canceled.
Form, Exchange and Transfer of Warrants
      We will issue each warrant in global — i.e., book-entry — form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.
      If a warrant is issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.
      If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.
      Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.
      Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.
      Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.
      If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.
      If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
      The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable prospectus supplement.
Payment Mechanics for Warrants
      Who Receives Payment?  If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.
      How We Will Make Payments Due in U.S. Dollars.  We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

•	Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

•	Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

      How We Will Make Payments Due in Other Currencies. We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.
      Payments on Global Warrants. We will make payments on a global warrant in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which may be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.

Indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

      Payments on Non-Global Warrants. Except as described in the last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.
      If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.
      Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Book-entry and other indirect owners of a warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

      Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant.
      If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.
      When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.
      The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the indenture.
      Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select Goldman, Sachs & Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.
      All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
      Payment When Offices Are Closed. If any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Payments or deliveries postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.
      The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•	for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.
      Paying Agent. We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.
      Unclaimed Payments. Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the trustee, any other paying agent or anyone else.
Notices
      Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship With the Trustee
      The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other warrants and debt obligations of The Goldman Sachs Group, Inc. or its subsidiaries.
      The Bank of New York is initially serving as the trustee for the warrants issued under the warrant indenture and for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.
General Provisions of Warrant Agreements
      We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Available Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

      We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.
Enforcement of Rights
      The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.
Modifications Without Consent of Holders
      We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.
Modifications with Consent of Holders
      We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.
      Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.
In each case, the required approval must be given in writing.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
      No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
      The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.
      The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
      Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.
Form, Exchange and Transfer
      We will issue each warrant in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance”.
      In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form”.
      If any warrants are issued in non-global form, the following will apply to them:
      The warrants will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

      Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.
      Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.
      If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.
      Only the depositary will be entitled to transfer or exchange a warrant in global form, since it will be the sole holder of the warrant.
Payments and Notices
      In making payments and giving notices with respect to our warrants issued under warrant agreements, we will follow the procedures we plan to use with respect to our warrants issued under the warrant indenture, where applicable. We describe these procedures above under “— General Provisions of Warrant Indenture — Payment Mechanics for Warrants” and “— Notices”.
Calculation Agent
      Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Goldman, Sachs & Co. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.
      The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.
      All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER

Please note that in this section entitled “Description of Purchase Contracts We May Offer”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

Purchase Contract Property
      We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.
We refer to each property described above as a “purchase contract property”. Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.
Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract, including any right to receive payments on that property.
      An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.
      Because we are a holding company, our ability to perform our obligations on the purchase contracts will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities We May Offer — We Are a Holding Company”.

      Our affiliates may resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities We May Offer — Information in the Prospectus Supplement — Market-Making Transactions”.
We May Issue Many Series of Purchase Contracts
      We may issue purchase contracts in such amounts and in as many distinct series as we wish. We may also “reopen” a previously issued series of purchase contracts and issue additional purchase contracts of that series. In addition, we may issue a purchase contract separately or as part of a unit, as described below under “Description of Units We May Offer”.
      This section summarizes terms of the purchase contracts that apply generally to all purchase contracts. We describe most of the financial and other specific terms of your purchase contract in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.
      When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Prepaid Purchase Contracts; Applicability of Debt Indenture
      Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as “prepaid purchase contracts”. Our obligation to settle a prepaid purchase contract on the relevant settlement date will be one of our senior debt securities or subordinated debt securities, which are described above under “Description of Debt Securities We May Offer”. Prepaid purchase contracts will be issued under the applicable debt indenture, and the provisions of that indenture will govern those contracts.
Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection
      Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as “non-prepaid purchase contracts”. The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.
      Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under “Description of Units We May Offer” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable prospectus supplement.
      Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we say otherwise in the applicable prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.
General Terms of Purchase Contracts
      Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.
      If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. A purchase contract issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.
Additional Terms of Non-Prepaid Purchase Contracts
      In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms.
Pledge by Holders to Secure Performance
      If we say so in the applicable prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items”. The pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the applicable prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.
The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder’s obligations under the purchase contract.
Settlement of Purchase Contracts That Are Part of Units
      The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.
Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of Holder to Perform Obligations
      If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.
Assumption of Obligations by Transferee
      When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
      Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts.
      Purchase contracts that are not prepaid will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. These purchase contracts also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
      The purchase contracts and any governing documents will be governed by New York law.

Form, Exchange and Transfer
      We will issue each purchase contract in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance”.
      In addition, we will issue each purchase contract in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form”.
      If any purchase contracts are issued in non-global form, the following will apply to them:

•	The purchase contracts will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their purchase contracts for contracts of smaller denominations or combined into fewer contracts of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the applicable prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

•	If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.
      Only the depositary will be entitled to transfer or exchange a purchase contract in global form, since it will be the sole holder of the purchase contract.
Payments and Notices
      In making payments and giving notices with respect to purchase contracts, we will follow the procedures we plan to use with respect to our debt securities, when applicable. We describe these procedures above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” and “— Notices”.

DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

      We may issue units comprised of one or more debt securities, warrants, purchase contracts and capital securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
      The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The applicable provisions described in this section, as well as those described under “Description of Debt Securities We May Offer”, “Description of Warrants We May Offer”, “Description of Purchase Contracts We May Offer” and “Description of Capital Securities and Related Instruments”, will apply to each unit and to any debt security, warrant, purchase contract or capital security included in each unit, respectively.
      An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.
      Our affiliates may resell units after their initial issuance in market-making transactions. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in the Prospectus Supplement — Market-Making Transactions”.
We May Issue Many Series of Units
      We may issue units in such amounts and in as many distinct series as we wish. We may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.
      When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Unit Agreements: Prepaid, Non-Prepaid and Other
      We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.
      If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement”. Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement”. Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in the applicable prospectus supplement. In some cases, we may issue units under one of our indentures.
      A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.
      In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as “unit agreements”. We will file the unit agreement under which we issue your units with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Available Information” above for information on how to obtain a copy of a unit agreement when it is filed.
General Provisions of a Unit Agreement
      This following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.
Enforcement of Rights
      The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

      Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, unit agreement or trust agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants, purchase contracts and capital securities.
      Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts, warrants issued under the warrant indenture and capital securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.
Modification Without Consent of Holders
      We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
      The foregoing applies also to any security issued under a unit agreement, as the governing document.
Modification With Consent of Holders
      We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

•	impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
      Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
      In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified Under Trust Indenture Act
      No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Additional Provisions of a Non-Prepaid Unit Agreement
      In addition to the provisions described above, a non-prepaid unit agreement will include the following provisions.
Obligations of Unit Holder
      Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.
The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under “Description of Purchase Contracts We May Offer — Additional Terms of Non-Prepaid Purchase Contracts”.
Failure of Holder to Perform Obligations
      If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.
Assumption of Obligations by Transferee
      When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
      The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
      The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law
      The unit agreements and the units will be governed by New York law.
Form, Exchange and Transfer
      We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.
      In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form”.
      Each unit and all securities comprising the unit will be issued in the same form.
      If we issue any units in registered, non-global form, the following will apply to them.
      The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.
      Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
      In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Descriptions of Debt Securities We May Offer — Payment Mechanics for Debt Securities” and “— Notices”.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock We May Offer”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

      We may issue our preferred stock in one or more series, as described below. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. This section summarizes terms of the preferred stock that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

      When we refer to a series of preferred stock, we mean all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our certificate of incorporation. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
      Our affiliates may resell preferred stock and depositary shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities We May Offer — Information in the Prospectus Supplement — Market-Making Transactions”.
Our Authorized Preferred Stock
      Our authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. We do not have any preferred stock outstanding as of the date of this prospectus; the prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

Preferred Stock Issued in Separate Series
      Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

•	dividend rights;

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.
      Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.
      Before we issue any series of preferred stock, our board of directors, or a committee of our board authorized to do so by our board, will adopt resolutions creating and designating the series and will file a certificate of designations stating the terms of the series with the Secretary of State of the State of Delaware. None of our stockholders will need to approve that amendment.
      In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”, we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.
      The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Shares of preferred stock we issue may have the effect of discouraging or making more difficult an acquisition of The Goldman Sachs Group, Inc. We may choose to issue preferred stock, together with our other securities described in this prospectus, in units.
      Preferred stock will be fully paid and nonassessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have preemptive or subscription rights to acquire more stock of The Goldman Sachs Group, Inc.

      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.
Rank
      Shares of each series of preferred stock will rank equally with each other series of preferred stock and senior to our common stock with respect to dividends and distributions of assets. In addition, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.
Dividends
      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.
Redemption
      If specified in an applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.
      Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in the applicable prospectus supplement.
      Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.
Conversion or Exchange Rights
      The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of third parties.
Liquidation Preference
      Upon any voluntary or involuntary liquidation, dissolution or winding up of The Goldman Sachs Group, Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
      The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the applicable prospectus supplement and in the certificate of designations establishing the series; or

•	as required by applicable law.
Mergers and Similar Transactions Permitted; No Restrictive Covenants
      The terms of the preferred stock will not include any restrictions on our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. The terms of the preferred stock also will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries.
      Because we are a holding company, our ability to make payments on the preferred stock will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities We May Offer — We Are a Holding Company”.
Governing Law
      The preferred stock will be governed by Delaware law.
Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares
      We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint in our discretion, and us.
Deposit Agreement
      We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	The Goldman Sachs Group, Inc.;

•	a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that depositary agreement.

      Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.
      We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Available Information” above for information on how to obtain a copy of the form of deposit agreement.
Dividends and Other Distributions
      The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.
      The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.
Redemption of Preferred Stock
      If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.
      After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock
      Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Preferred Stock
      When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.
Conversion of Preferred Stock
      If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of one or more third parties, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of The Goldman Sachs Group, Inc. or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement
      We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.
      The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of The Goldman Sachs Group, Inc.
      We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
      We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Resignation and Removal of Depositary
      The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.
Reports to Holders
      We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary
      The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.
Form of Preferred Stock and Depositary Shares
      We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”. All preferred stock will be issued in registered form.
      We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. Depositary shares will be issued in registered form.

THE ISSUER TRUSTS
Please note that in this section entitled “The Issuer Trusts”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

      The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

•	the capital securities to be issued by each Issuer Trust;

•	the subordinated debt securities to be issued by us to each Issuer Trust, and the subordinated debt indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding subordinated debt securities, the expense agreements and the guarantees.
      Each Issuer Trust is a statutory business trust created under Delaware law pursuant to:

•	a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.
      Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.
      Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call “capital securities”. In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common beneficial interests in such Issuer Trust to The Goldman Sachs Group, Inc., and we call these securities “trust common securities”. All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities”.
      Each Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).
      When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our subordinated debt securities, which we call the “corresponding subordinated debt securities” for those trust securities. The payment terms of the corresponding subordinated debt securities will be substantially the same as the terms of that Issuer Trust’s capital securities, which we call the “related capital securities”.
      Each Issuer Trust will own only the applicable series of corresponding subordinated debt securities. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding subordinated debt securities. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.
      Each Issuer Trust will also be a party to an expense agreement with The Goldman Sachs Group, Inc. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses.
      The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement of such Issuer Trust resulting from an event of default under the subordinated debt indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See “Description of Capital Securities and Related Instruments — Subordination of Trust Common Securities”. We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.
      Under certain circumstances, we may redeem the corresponding subordinated debt securities that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities that it sold to the public and the trust common securities that it sold to us.
      Under certain circumstances, we may dissolve an Issuer Trust and cause the corresponding subordinated debt securities to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will own only the corresponding subordinated debt securities we issued to the Issuer Trust.
      Unless otherwise specified in the applicable prospectus supplement:

•	each Issuer Trust will have a term of approximately 31 years from the date it issues its trust securities, but may terminate earlier as provided in the applicable trust agreement;

•	each Issuer Trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the trust common securities;

•	the trustees for each Issuer Trust will be The Bank of New York, as property trustee, and The Bank of New York (Delaware), as Delaware trustee, and two individual administrative trustees who are employees or officers of The Goldman Sachs Group, Inc. or an affiliate of ours. These trustees are also referred to as the “Issuer Trust trustees”. The Bank of New York, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the guarantees and the subordinated debt indenture. See “Description of Capital Securities and Related Instruments — Guarantees and Expense Agreements” and “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities”;

•	if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holders of a majority in liquidation amount of the related capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees;

•	the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

•	we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.
      The principal executive office of each Issuer Trust is 85 Broad Street, New York, NY 10004, and the telephone number for each is (212) 902-1000.

DESCRIPTION OF CAPITAL SECURITIES AND RELATED INSTRUMENTS

Please note that in this section entitled “Description of Capital Securities and Related Instruments”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that the Issuer Trust or property trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interest in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.
General
      Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears under the heading “— Subordination of Trust Common Securities”. Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.
      Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.
      The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under “— Subordination of Trust Common Securities”. Legal title to the corresponding subordinated debt securities will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.
      The trustees for each Issuer Trust will be The Bank of New York, as property trustee, and The Bank of New York (Delaware), as Delaware trustee, and two individual administrative trustees who are employees or officers of us or our affiliates.
      Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust’s capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See “— Guarantees and Expense Agreements”.
Each Issuer Trust May Issue Series of Capital Securities With Different Terms
      Each Issuer Trust may issue one distinct series of capital securities. This section summarizes terms of the securities that apply generally to all series of capital securities. The provisions of the trust agreements allow the Issuer Trusts to issue series of capital securities with terms different from one another. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your capital security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital security.

      When we refer to a series of capital securities, we mean a series issued under the applicable trust agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Amounts That We May Issue
      The trust agreements do not limit the aggregate amount of capital securities that may be issued or the aggregate amount of any particular series. We and the Issuer Trusts may issue capital securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus, at any time without your consent and without notifying you.
      The trust agreements and the capital securities do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities.
      In the future, we may form additional trusts or other entities similar to the Issuer Trusts, and those other entities could issue securities similar to the trust securities described in this section. In that event, we may issue subordinated debt securities under the subordinated debt indenture to those other issuer entities and guarantees under a guarantee agreement with respect to the securities they issue. We may also enter into expense agreements with those other issuers. The subordinated debt securities and guarantees we issue (and expense agreements we enter into) in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.
Distributions
      Distributions on the capital securities will be cumulative, will accumulate from the original issue date (unless otherwise specified in your prospectus supplement) and will be payable on the dates specified in your prospectus supplement. In the event that any date on which distributions on the capital securities are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date”. The term “business day” means, for any capital security, any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement.
      Each Issuer Trust’s capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in your prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless your prospectus supplement provides that the amount of distributions payable for any period will be computed on a different basis. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in your prospectus supplement. The term “distributions” as used in this summary includes these additional distributions unless otherwise stated.
      If an extension period occurs with respect to the corresponding subordinated debt securities, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities). See “— Corresponding Subordinated Debt Securities — Option to Defer Interest Payments” below.
      The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding subordinated debt securities which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See “— Corresponding Subordinated Debt Securities”. If we do not make interest payments on the corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us as described below under the heading “— Guarantees and Expense Agreements”.
      Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading “Legal Ownership and Book-Entry Issuance”. In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date 15 days prior to the relevant distribution date (whether or not a business day).
Redemption or Exchange
Mandatory Redemption
      Upon the repayment or redemption, in whole or in part, of any corresponding subordinated debt securities, whether at their stated maturity or before their stated maturity as provided in the subordinated debt indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days notice before the applicable redemption date, at the redemption price specified in your prospectus supplement. If less than all of any series of corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding subordinated debt securities to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

      We will have the right to redeem any series of corresponding subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a tax event or an investment company event (as defined below); or

•	as may be otherwise specified in the applicable prospectus supplement.
      Tax Event.     A “tax event” means the receipt by the Issuer Trust of an opinion of counsel to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding subordinated debt securities;

•	interest payable by us on the corresponding subordinated debt securities is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
      As used above, the term “tax change” means any of the following:

•	any amendment to or change (including any announced prospective change) in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the capital securities.
      Investment Company Event.     An “investment company event” means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the capital securities, there is more than an insubstantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

      Like Amount and Liquidation Amount.     “Like amount” means, with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount equal to the principal amount of corresponding subordinated debt securities to be contemporaneously redeemed in accordance with the subordinated debt indenture, the proceeds of which will be used to pay the redemption price of the trust securities. “Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.
Tax Event or Investment Company Event Redemption
      If a tax event or investment company event (or any other event specified in your prospectus supplement) in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding subordinated debt securities in whole (but not in part) and thereby cause a mandatory redemption of the capital securities and trust common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of the tax event or investment company event (or other specified event). If a tax event or investment company event (or other specified event) has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding subordinated debt securities and thereby cause a mandatory redemption of the capital securities or to dissolve and liquidate the related Issuer Trust and cause the corresponding subordinated debt securities to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described below, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding subordinated debt securities.
      The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.
      After the liquidation date fixed for any distribution of corresponding subordinated debt securities for any series of related capital securities:

•	the series of related capital securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon the distribution; and

•	any certificates representing the related capital securities not held by the depositary or its nominee will be deemed to represent the corresponding subordinated debt securities having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reassurance.
      Any distribution of corresponding subordinated debt securities to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date 15 days prior to the liquidation date (whether or not a business day), as specified in the applicable prospectus supplement.
      There can be no assurance as to the market prices for the related capital securities or the corresponding subordinated debt securities that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding subordinated debt securities that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.
Redemption Procedures
      Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Trust Common Securities” below.
      If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. See “Legal Ownership and Book-Entry Issuance”. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the redemption price will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under “— Guarantees and Expense Agreements”, distributions on the capital securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the date the redemption price is actually paid will be the date fixed for redemption for purposes of calculating the redemption price.
      We or our affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.
      Payment of the redemption price on the capital securities and any distribution of corresponding subordinated debt securities to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be the business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 calendar days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.
      If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the applicable redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $1,000 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.
      If we exercise an option to redeem any capital securities, the property trustee will give to the holders written notice of the aggregate liquidation amount of capital securities to be redeemed, not less than 30 nor more than 60 days before the applicable redemption date. The property trustee will give the notice in the manner described below in “— Notices”.
      Unless we default in payment of the redemption price on the corresponding subordinated debt securities interest will cease to accrue on the subordinated debt securities or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption on and after the redemption date.
Distribution of Corresponding Subordinated Debt Securities
      We have the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause to be distributed in respect of each series of capital securities and trust common securities issued by the Issuer Trust, to the holders of such trust securities, a like amount of the corresponding subordinated debt securities in liquidation of the Issuer Trust.
      The term “like amount” means, with respect to a distribution of corresponding subordinated debt securities to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.
      If we or any of our affiliates acquire capital securities, we may exchange them for a like amount of corresponding subordinated debt securities at any time.

Subordination of Trust Common Securities
      Payment of distributions on, and the redemption price of, each Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date an event of default under the subordinated debt indenture has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the subordinated debt securities when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all of the Issuer Trust’s outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or the redemption price of, the Issuer Trust’s outstanding capital securities then due and payable.
      In the case of any event of default under the applicable trust agreement resulting from an event of default under the subordinated debt indenture, we as holder of the Issuer Trust’s trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such Issuer Trust’s capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the applicable capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of these capital securities and not on behalf of us as holder of the Issuer Trust’s trust common securities, and only these holders of the capital securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution Upon Dissolution
      Pursuant to the relevant trust agreement, each Issuer Trust will dissolve on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of its trust common securities;

•	the distribution of a like amount of the corresponding subordinated debt securities to the holders of its trust securities, if we have given written direction to the property trustee to terminate the Issuer Trust. Such written direction by us is optional and solely within our discretion;

•	redemption of all of such Issuer Trust’s capital securities as described under “— Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.
      If an early termination occurs as described in the first, second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding subordinated debt securities in exchange for their trust securities, unless the distribution is determined by the property trustee not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment (an amount referred to as the “liquidation distribution”). If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if an event of default under the subordinated debt indenture has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the corresponding subordinated debt securities when due, the related capital securities will have a priority over the related trust common securities.
Events of Default; Notice
      The following events will be “events of default” with respect to each series of capital securities issued under a trust agreement by an Issuer Trust:

•	any event of default under the subordinated debt indenture with respect to the corresponding subordinated debt securities has occurred and is continuing (see “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Events of Default”);

•	default for 30 days by the Issuer Trust in the payment of any distribution on any capital security of such series or any common trust security of the Issuer Trust;

•	default by the Issuer Trust in the payment of the redemption price of any capital security of such series or any common trust security of such Issuer Trust;

•	failure by the Issuer Trust trustees to perform any other covenant or warranty in the trust agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of such series give written notice to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.
      Within five business days after the occurrence of any event of default with respect to a series of capital securities actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of such capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.
      We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the relevant trust agreement.
      If an event of default under the subordinated debt indenture has occurred and is continuing with respect to a series of corresponding subordinated debt securities, the series of related capital securities will have a preference over the related trust common securities of the relevant Issuer Trust as described above. See “— Liquidation Distribution Upon Dissolution”. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.
      Whenever we refer to an event of default under the subordinated debt indenture in connection with any series of capital securities, we mean such an event of default with respect to the corresponding subordinated debt securities.

Removal of Issuer Trust Trustees
      Unless an event of default under the subordinated debt indenture has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the Issuer Trust’s trust common securities. If an event of default under the subordinated debt indenture has occurred and is continuing with respect to a series of capital securities, the property trustee and the Delaware trustee may be removed under the applicable trust agreement by the holders of a majority in liquidation amount of the outstanding capital securities of such series. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.
Co-Trustees and Separate Property Trustee
      Unless an event of default under the subordinated debt indenture has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. In case an event of default under the subordinated debt indenture has occurred and is continuing, the property trustee alone will have power to make this appointment.
Merger or Consolidation of Issuer Trust Trustees
      Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.
Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts
      An Issuer Trust may not merge, consolidate or amalgamate with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as described under “— Liquidation Distribution Upon Dissolution”. An Issuer Trust may, at our request, with the consent of the holders of a majority in liquidation amount of the outstanding capital securities issued by the Issuer Trust (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to its outstanding capital securities; or

•	substitutes for the outstanding capital securities of the Issuer Trust other securities having substantially the same terms as the capital securities (referred to as the “successor securities”) so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as property trustee as the holder of the corresponding subordinated debt securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the outstanding capital securities of the Issuer Trust to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect (other than in connection with any distribution of the holders’ interests in the successor entity).

•	the successor entity has a purpose substantially identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.
      Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity, or permit any other entity to consolidate, amalgamate or merge with or into or replace it, if such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.
      There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of The Goldman Sachs Group, Inc., nor are there any provisions that require the repurchase of any capital securities upon a change in control of The Goldman Sachs Group, Inc.
      The subordinated debt indenture does not restrict The Goldman Sachs Group, Inc.’s ability to participate in a merger or other business combination or any other transaction, except to the limited extent described under “Description of Debt Securities We May Offer — Mergers and Similar Transactions”.
Voting Rights; Amendment of Each Trust Agreement
      Except as provided below and under “— Guarantees and Expense Agreements — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.
      Each trust agreement may be amended from time to time by us, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust securities are outstanding;

•	will not be required to register as an “investment company” under the Investment Company Act; or

•	for any other particular reason that may be specified in the applicable prospectus supplement;
provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the outstanding capital securities issued under the trust agreement; and

•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities issued under the trust agreement.
Each trust agreement may be amended by us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding capital securities issued under the trust agreement (voting together as a single class); and

•	receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of the holder of each affected capital security issued under the trust agreement, the trust agreement may not be amended to:

•	reduce the amount or change the timing of any distribution on the capital security required to be made as of a specified due date; or

•	restrict the right of the holder of the capital security to institute suit for the enforcement of any such payment on or after such date.
      So long as any corresponding subordinated debt securities are held by the Issuer Trust, the property trustee will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•	waive any past default with respect to the corresponding subordinated debt securities that is waivable under the subordinated debt indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding subordinated debt securities will be due and payable; or

•	consent to any modification or termination of the corresponding subordinated debt securities or the subordinated debt indenture with respect to those debt securities, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities of the Issuer Trust (voting together as a single class);
provided, however, that where a consent under the subordinated debt indenture would require the consent of each holder of corresponding subordinated debt securities affected, no such consent will be given by the property trustee without the prior consent of the holder of each related capital security affected. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the relevant capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.
      Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.
      No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.
      Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer

Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.
Global Capital Securities
      Unless otherwise set forth in the applicable prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail under the heading “Legal Ownership and Book-Entry Issuance”.
Payment and Paying Agency
      Payments in respect of capital securities will be made in accordance with the applicable policies of DTC as described under “Legal Ownership and Book-Entry Issuance”. If any capital securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.
Registrar and Transfer Agent
      Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.
      Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.
Information Concerning the Property Trustee
      The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.
Miscellaneous
      The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding subordinated debt securities will be treated as indebtedness of The Goldman Sachs Group, Inc. for U.S. federal income tax purposes. In addition, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the related capital securities.
      Holders of the capital securities have no preemptive or similar rights.
      No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.
Corresponding Subordinated Debt Securities
      The corresponding subordinated debt securities may be issued in one or more series under the subordinated debt indenture, as it may be supplemented or amended by a supplemental indenture. Each series will be a series of subordinated debt securities having the terms described under “Description of Debt Securities We May Offer” above, but with such modifications as are described below or in the applicable prospectus supplement. To the extent provisions regarding the corresponding subordinated debt securities in this section are inconsistent with those described above in “Description of Debt Securities We May Offer”, the provisions in this section control.
      Concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in the series of corresponding subordinated debt securities issued by us to the Issuer Trust. Each series of corresponding subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of corresponding subordinated debt securities (but junior to most of our other debt) unless otherwise provided in the applicable prospectus supplement. See “— Subordination” below. Holders of the related capital securities for a series of corresponding subordinated debt securities will have the rights in connection with modifications of the subordinated debt indenture or upon the occurrence of events of default under the subordinated debt indenture, as described under “— Modification of the Subordinated Debt Indenture” below, unless provided otherwise in the prospectus supplement for such related capital securities.

      We have agreed in the subordinated debt indenture, as to each series of corresponding subordinated debt securities, that if and so long as:

•	the Issuer Trust of the related series of trust securities is the holder of all the corresponding subordinated debt securities;

•	a tax event in respect of such Issuer Trust has occurred and is continuing;

•	no event of default under the subordinated debt indenture has occurred and is continuing; and

•	we do not elect to redeem the related capital securities;
we will pay to the Issuer Trust additional sums (as defined under “— Redemption or Exchange”). We also have agreed, as to each series of corresponding subordinated debt securities:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding subordinated debt securities have been issued, provided that certain successors which are permitted under the subordinated debt indenture may succeed to our ownership of the trust common securities;

•	not to voluntarily terminate, wind up or liquidate any Issuer Trust, except:

•	in connection with a distribution of corresponding subordinated debt securities to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust (which we may effect in our discretion); or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.
      The corresponding subordinated debt securities will have the terms described under “Description of Debt Securities We May Offer”, including the subordination provisions, events of default and payment mechanics described in that section. Notwithstanding the foregoing, the corresponding subordinated debt securities will have the additional or superseding terms and conditions described below.

Each series of corresponding debt securities will be issued to and initially held by the relevant Issuer Trust (or property trustee on its behalf), in non-global (i.e., non-book entry) form. Unless and until the corresponding subordinated debt securities are distributed to the holders of the related capital securities in exchange for the latter, the relevant Issuer Trust (or property trustee) will be the sole holder of those debt securities for all purposes of the subordinated debt indenture, and the holders of the related capital securities will not have any ownership right, direct or indirect, with respect to those debt securities.
When you read the section entitled “Description of Debt Securities We May Offer”, please remember that references in that section to the holders of debt securities will mean, in the case of corresponding subordinated debt securities, the relevant Issuer Trust (or property trustee) and that those debt securities will not be held in book-entry form unless and until they are distributed to holders of the related capital securities in exchange for the latter. Upon a distribution of this kind, the sole holder of those debt securities will be the relevant depositary, if the debt securities are distributed in book-entry form, or the former holders of the related capital securities who receive them in the distribution, if the debt securities are not distributed in book-entry form. See also “Legal Ownership and Book-Entry Issuance” below.

Option to Defer Interest Payments
      If provided in the applicable prospectus supplement, so long as no event of default under the subordinated debt indenture has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period”, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of subordinated debt securities. Prior to the termination of any applicable extension period, we may further defer the payment of interest (subject to the terms, conditions and covenants, if any, specified in the prospectus supplement), but not beyond the specified number of interest payment periods or the stated maturity of the corresponding subordinated debt securities.
      As a consequence of any such deferral, distributions on the capital securities would be deferred and would not result in any default (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not, and may not permit any subsidiary to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities;

•	make any guarantee payments with respect to any guarantee by us of debt securities of any of our subsidiaries that rank on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities;
in each case, other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of ours) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; or

•	any payments under any guarantees relating to any capital securities.

Subordination
      The corresponding subordinated debt securities will be subject to the subordination provisions described above under “Description of Debt Securities We May Offer — Subordination Provisions”, except that the definition of “senior indebtedness” will be modified as provided in the applicable prospectus supplement. As a result of this modified definition of senior indebtedness, the corresponding subordinated debt securities may be subordinated and junior in right of payment to most of our indebtedness, including our senior debt, our subordinated debt securities that are not issued to the Issuer Trusts and most of our other subordinated debt. The subordinated debt indenture does not limit our ability to incur additional indebtedness of any kind, including additional senior indebtedness. We expect from time to time to incur additional indebtedness constituting senior indebtedness.
Modification of the Subordinated Debt Indenture
      We may modify or amend the subordinated debt indenture with the consent of the subordinated debt trustee, in some cases without obtaining the consent of security holders, as described above under “Description of Debt Securities We May Offer — Modification of the Debt Indentures and Waiver of Covenants”. However, in the case of any series of corresponding subordinated debt securities, so long as any of the related series of capital securities remain outstanding,

•	no modification may be made that adversely affects the holders of such series of capital securities in any material respect, and no termination of the subordinated debt indenture may occur, and no waiver of any event of default under the subordinated debt indenture with respect to such series of capital securities may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding capital securities of such series affected, unless and until the principal of the corresponding subordinated debt securities and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

•	where a consent under the subordinated debt indenture would require the consent of each holder of a series of corresponding subordinated debt securities, no such consent will be given by the property trustee without the prior consent of each holder of capital securities of the related series affected.
Enforcement of Certain Rights by Holders of Capital Securities
      If an event of default with respect to a series of corresponding subordinated debt securities has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding subordinated debt securities on the date the interest or principal is due and payable (and after a 30-day grace period for interest defaults), a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest on corresponding subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a “direct action”). We may not amend the subordinated debt indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding and affected. We will have the right under the subordinated debt indenture to set-off any payment made to a holder of the related capital securities by us in connection with a direct action.
      The holders of at least 25% in aggregate liquidation amount of any series of outstanding capital securities may, by giving notice in writing to us and the subordinated debt trustee, accelerate the corresponding subordinated debt securities with respect to such series upon the occurrence and during the continuance of an event of default under the subordinated debt indenture with respect to such subordinated debt securities (other than an event of default arising from our filing for bankruptcy or the occurrence of other events of bankruptcy, insolvency or reorganization relating to us), if the holders of the corresponding subordinated debt securities or the subordinated debt trustee have not done so. See “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Events of Default” for a description of the events of default under the subordinated debt indenture.
      The holders of a majority in liquidation amount of all outstanding capital securities of a series may, on behalf of all holders of that series, waive any past default under the subordinated debt indenture with respect to the corresponding subordinated debt securities, except any default in the payment of principal, premium or interest with respect to those debt securities or a non-payment default with respect to a provision of that indenture that cannot be modified without the consent of the holder of each of those debt securities affected.
      The holders of related capital securities will not be able to exercise directly any remedies or take any action available to the holders of the corresponding subordinated debt securities other than those set forth in the three preceding paragraphs.
Interest Payment Dates and Record Dates
      The provisions relating to interest payment dates and record dates in respect of the corresponding subordinated debt securities will be amended to be consistent with corresponding provisions relating to the capital securities, as set forth in the applicable prospectus supplement.
Guarantees and Expense Agreements
      The following description summarizes the material provisions of the guarantees and the agreements as to expenses and liabilities. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee and each expense agreement, including the definitions therein, and the Trust Indenture Act. The form of the guarantee and the expense agreement have been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee or expense agreement relates. Whenever particular defined terms of the guarantees or expense agreements are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.
The Guarantees
      A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. The Bank of New York will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust’s capital securities.
      We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay them;

•	any redemption price required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay it; and

•	upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the corresponding subordinated debt securities are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

•	the liquidation distribution for the capital securities; and

•	the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.
      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.
      Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “— Status of the Guarantees”.
      If and to the extent we do not make payments on the corresponding subordinated debt securities held by the Issuer Trust, the Issuer Trust will not be able to make payments on the capital securities and will not have funds available to do so. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness. See “— Status of the Guarantees”. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the subordinated debt indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise.
      We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding subordinated debt securities, the subordinated debt indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under its capital securities. See “Relationship Among the Capital Securities and the Related Instruments”.
Status of the Guarantees
      Each guarantee will constitute an unsecured obligation of ours and will be subordinated in right of payment to all of our senior indebtedness in the same manner as the corresponding subordinated debt securities. See “Corresponding Subordinated Debt Securities — Subordination”.
      Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding subordinated debt securities. None of the guarantees places a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.
Amendments and Assignment
      Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of a majority of the related outstanding capital securities. The manner of obtaining any such approval will be as described under “— Voting Rights; Amendment of Each Trust Agreement”. All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or amalgamation, or sale of all or substantially all our assets, involving us that is permitted under the terms of the subordinated debt indenture.
Events of Default
      An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of a majority of the related capital securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.
      We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.
Information Concerning the Guarantee Trustee
      The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.

Termination of the Guarantees
      Each guarantee will terminate and be of no further force and effect upon:

•	the guarantee payments having been paid in full by us, the trust or both; or

•	the distribution of corresponding subordinated debt securities to the holders of the related capital securities in exchange for their capital securities.
      Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee in connection with a bankruptcy, insolvency, or similar proceeding involving the Issuer Trust.
Governing Law
      Each guarantee will be governed by and construed in accordance with the laws of the State of New York.
The Expense Agreements
      Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.
      Our obligations under each expense agreement will be subordinated in right of payment to the same extent as each guarantee. Our obligations under each expense agreement will be subject to provisions regarding amendment, termination, assignment, succession and governing law similar to those applicable to each guarantee.
Relationship Among the Capital Securities and the Related Instruments
      The following description of the relationship among the capital securities, the corresponding subordinated debt securities, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the subordinated debt indenture and the form of guarantee, each of which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act.
Full and Unconditional Guarantee
      Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described under “— Guarantees and Expense Agreements — The Guarantees”. Taken together, our obligations under each series of corresponding subordinated debt securities, the subordinated debt indenture, the related trust agreement, the related expense agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding subordinated debt securities, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of any amounts when the related Issuer Trust does not have sufficient funds to pay such amounts. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the subordinated debt indenture for enforcement of our obligations under the corresponding subordinated debt securities. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior indebtedness.
      If we make payment on the corresponding subordinated debt securities and the relevant Issuer Trust has funds available to make payments on its related capital securities but fails to do so, a holder of such capital securities may begin a legal proceeding against us to enforce our obligations under the related guarantee to make these payments or to cause the Issuer Trust to make these payments. In the event an Issuer Trust receives payments on the corresponding subordinated debt securities, but these funds are available for payment on the related capital securities only after claims made by creditors of the trust are paid, we would be obligated under the related expense agreement to pay those claims.
Sufficiency of Payments
      As long as payments of interest and other payments are made when due on each series of corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

•	the interest rate and interest and other payment dates on each series of corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.
      Notwithstanding anything to the contrary in the subordinated debt indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated debt indenture with a payment we make under the related guarantee.
Enforcement Rights of Holders of Capital Securities
      A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the subordinated debt indenture or the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

      A default or event of default under any of our senior indebtedness would not constitute a default or event of default with respect to any series of capital securities or the corresponding subordinated debt securities. In the event of payment defaults under, or acceleration of, or defaults that permit acceleration of, our senior indebtedness, or acceleration of the corresponding subordinated debt securities, the subordination provisions of the subordinated debt indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the senior indebtedness has been paid in full or any payment default has been cured or waived.
Limited Purpose of Issuer Trusts
      Each Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding subordinated debt securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of the corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.
Rights Upon Dissolution
      Upon any voluntary or involuntary dissolution of any Issuer Trust (except in connection with the redemption of all capital securities), the holders of the related capital securities will be entitled to receive a like amount of corresponding subordinated debt securities in exchange for their capital securities, subject to prior satisfaction of liabilities to creditors of the trust. If the property trustee determines that a distribution of subordinated debt securities is not practical, the holders of capital securities will be entitled to receive a liquidation distribution out of the assets held by the trust after satisfaction of those liabilities. See “— Liquidation Distribution Upon Dissolution”. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the subordinated debt indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust’s obligations to the holders of its capital securities), the positions of a holder of such capital securities and a holder of such corresponding subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.
Notices
      Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of any capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF CAPITAL STOCK OF THE GOLDMAN SACHS GROUP, INC.
      Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which:

•	150,000,000 shares are designated as preferred stock, none of which are outstanding;

•	4,000,000,000 shares are designated as common stock, 482,303,971 shares of which were outstanding as of January 28, 2005; and

•	200,000,000 shares are designated as nonvoting common stock, none of which are outstanding.
      All outstanding shares of common stock are validly issued, fully paid and nonassessable.
      The shareholders’ agreement containing provisions relating to the voting and disposition of certain shares of common stock is described in our Annual Report on 10-K for the fiscal year ended November 26, 2004, which is incorporated by reference in this prospectus.
Preferred Stock
      Our authorized capital stock includes 150,000,000 shares of preferred stock. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects.
Common Stock
      Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors.
      Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all our assets. Other than the shareholder protection rights discussed below, holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of Goldman Sachs.
Nonvoting Common Stock
      The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.

Shareholder Protection Rights
      Each share of common stock has attached to it a shareholder protection right. The shareholder protection rights are currently represented only by the certificates for the shares and will not trade separately from the shares unless and until:

•	it is announced by Goldman Sachs that a person or group has become the beneficial owner of 15% or more of the outstanding common stock (other than persons deemed to beneficially own common stock solely because they are parties to the shareholders’ agreement, members of the shareholders’ committee or certain other persons) (an “acquiring person”); or

•	ten business days (or such later date as our board of directors may fix by resolution) after the date a person or group commences a tender or exchange offer that would result in such person or group becoming an acquiring person.
If and when the shareholder protection rights separate and prior to the date of the announcement by Goldman Sachs that any person has become an acquiring person, each shareholder protection right will entitle the holder to purchase 1/100 of a share of Series A participating preferred stock for an exercise price of $250. Each 1/100 of a share of Series A participating preferred stock would have economic and voting terms equivalent to one share of common stock.
      Upon the date of the announcement by Goldman Sachs that any person or group has become an acquiring person, each shareholder protection right (other than shareholder protection rights beneficially owned by the acquiring person or their transferees, which shareholder protection rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of common stock having a market value of twice the exercise price. Also, if, after the date of the announcement by Goldman Sachs that any person has become an acquiring person, the acquiring person controls our board of directors and:

•	Goldman Sachs is involved in a merger or similar form of business combination and (i) any term of the transaction provides for different treatment of the shares of capital stock held by the acquiring person as compared to the shares of capital stock held by all other shareholders or (ii) the person with whom such transaction occurs is the acquiring person or an affiliate thereof; or

•	Goldman Sachs sells or transfers assets representing more than 50% of its assets or generating more than 50% of its operating income or cash flow to any person other than Goldman Sachs or its wholly owned subsidiaries, then each shareholder protection right will entitle its holder to purchase, for the exercise price, a number of shares of capital stock with the greatest voting power in respect of the election of directors of either the acquiring person or the other party to such transaction, depending on the circumstances of the transaction, having a market value of twice the exercise price. If any person or group acquires from 15% to and including 50% of the common stock, our board of directors may, at its option, exchange each outstanding shareholder protection right, except for those held by an acquiring person or their transferees, for one share of common stock.
      The shareholder protection rights may be redeemed by our board of directors for $0.01 per shareholder protection right prior to the date of the announcement by Goldman Sachs that any person has become an acquiring person. Our charter permits this redemption right to be exercised by our board of directors (or certain directors specified or qualified by the terms of the instrument governing the shareholder protection rights).
      The shareholder protection rights will not prevent a takeover of Goldman Sachs. However, these rights may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the shareholder protection rights are first redeemed by our board of directors.
Limitation of Liability and Indemnification Matters
      Our charter provides that a director of Goldman Sachs will not be liable to Goldman Sachs or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of Goldman Sachs, or is or was a director of a subsidiary of Goldman Sachs, or is or was a member of the shareholders’ committee acting under the shareholders’ agreement or, at the request of Goldman Sachs, serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, Goldman Sachs may provide to any one or more employees and other agents of Goldman Sachs or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred by the by-laws on directors and officers of Goldman Sachs or any subsidiary or other enterprise.
Charter Provisions Approving Certain Actions
      Our charter provides that our board of directors may determine to take the following actions, in its sole discretion, and Goldman Sachs and each shareholder of Goldman Sachs will, to the fullest extent permitted by law, be deemed to have approved and ratified, and waived any claim relating to, the taking of any of these actions:

•	causing Goldman Sachs to register with the SEC for resale shares of common stock held by our directors, employees and former directors and employees and our subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates; and

•	making payments to, and other arrangements with, certain former limited partners of Goldman Sachs, including managing directors who were profit participating limited partners, in order to compensate them for, or to prevent, significantly disproportionate adverse tax or other consequences arising out of our incorporation.
Section 203 of the Delaware General Corporation Law
      Goldman Sachs is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between

Goldman Sachs and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	prior to the stockholder becoming an interested stockholder, the board of directors of Goldman Sachs must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Goldman Sachs outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•	the business combination is approved by the board of directors of Goldman Sachs and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
      Our board of directors has adopted a resolution providing that the shareholders’ agreement will not create an “interested stockholder”.
Certain Anti-Takeover Matters
      Our charter and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Classified Board of Directors
      Our charter provides for a board of directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of our board of directors. In addition, the shareholders of Goldman Sachs can only remove directors for cause by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of Goldman Sachs entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors. The classification of directors and the inability of shareholders to remove directors without cause or to fill vacancies on the board of directors make it more difficult to change the composition of our board of directors, but promote a continuity of existing management.
      Our board of directors has approved a proposal, which is expected to be presented for approval to the shareholders of Goldman Sachs at the April 6, 2005 annual meeting of shareholders, to declassify the board of directors of Goldman Sachs, in which case all directors would be elected annually.
Constituency Provision
      In accordance with our charter, a director of Goldman Sachs may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of Goldman Sachs), consider, among other things, the effects that Goldman Sachs’ actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to our shareholders.
Advance Notice Requirements
      Our by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of Goldman Sachs. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of Goldman Sachs prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Goldman Sachs not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.
No Ability of Shareholders to Call Special Meetings
      Our charter and by-laws deny shareholders the right to call a special meeting of shareholders. Our charter and by-laws provide that special meetings of the shareholders may be called only by a majority of the board of directors.
No Written Consent of Shareholders
      Our charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent without a meeting.
Majority Vote Needed for Shareholder Proposals
      Our by-laws require that any shareholder proposal be approved by a majority of all of the outstanding shares of common stock and not by only a majority of the shares present at the meeting and entitled to vote. This requirement may make it more difficult to approve shareholder resolutions.
Amendment of By-Laws and Charter
      Our charter requires the approval of not less than 80% of the voting power of all outstanding shares of Goldman Sachs’ capital stock entitled to vote to amend any by-law by shareholder action or the charter provisions described in this section. Those provisions make it more difficult to dilute the anti-takeover effects of our by-laws and our charter.
Blank Check Preferred Stock
      Our charter provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Goldman Sachs by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Goldman Sachs, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Goldman Sachs.
Listing
      The common stock is listed on the NYSE under the symbol “GS”.
Transfer Agent
      The transfer agent for the common stock is Mellon Investor Services LLC.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
      In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.
Who Is the Legal Owner of a Registered Security?
      Each debt security, warrant, purchase contract, unit, share of preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
      We or the Issuer Trusts, as applicable, will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
      Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we or the Issuer Trusts will recognize only the depositary as the holder of the securities and we or the Issuer Trusts will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
      As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
      In the future we or the Issuer Trusts, as applicable, may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
      For securities held in street name, we or the Issuer Trusts will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we or the Issuer Trusts will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
      Our obligations, the obligations of the Issuer Trusts, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. Neither we nor the Issuer Trusts have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we or the Issuer Trusts, as applicable, are issuing the securities only in global form.
      For example, once we or the Issuer Trusts, as applicable, make a payment or give a notice to the holder, we or the Issuer Trusts, as applicable, have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we or the Issuer Trusts want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we or the Issuer Trusts would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
      When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
      If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?
      We or the Issuer Trusts, as applicable, will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we or the Issuer Trusts deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we or the Issuer Trusts select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.
      Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./ N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.
The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.
      A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We or the Issuer Trusts may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.
      A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
      If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we or the Issuer Trusts may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
      As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We or the Issuer Trusts, as applicable, do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
      If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the Issuer Trusts, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the Issuer Trusts, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We or the Issuer Trusts, as applicable, do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated
      If we or the Issuer Trusts, as applicable, issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us or the Issuer Trusts. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us, the Issuer Trusts or our agent to prepare the requested certificate.
      In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.
      The special situations for termination of a global security are as follows:

•	if the depositary notifies us or the Issuer Trust that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we or the Issuer Trust notify the trustee, warrant agent or unit agent, as applicable, that we or the Issuer Trust wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.
      If a global security is terminated, only the depositary, and not we, any Issuer Trust, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
      Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
      Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
      As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
      Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Neither we nor the Issuer Trusts have control over those systems or their participants, and neither we nor the Issuer Trusts take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream
      Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
      In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM
      If we or the Issuer Trusts, as applicable, issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.
Temporary and Permanent Bearer Global Securities
      If we or the Issuer Trusts, as applicable, issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we or the Issuer Trusts will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We or the Issuer Trusts will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•	the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “— Extensions for Further Issuances”; and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “— U.S. Tax Certificate Required”.
      Unless we or the Issuer Trusts say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.
      A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.
Extensions for Further Issuances
      Without the consent of the trustee, any holders or any other person, we or the Issuer Trusts, as applicable, may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we or the Issuer Trusts sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

U.S. Tax Certificate Required
      We or the Issuer Trusts, as applicable, will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us, the Issuer Trusts or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, neither we nor any Issuer Trust will exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we or the Issuer Trusts receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “— Limitations on Issuance of Bearer Securities”;

•	is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

•	is a financial institution holding for purposes of resale during the “restricted period”, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
The tax certificate must be signed by an authorized person satisfactory to us.
No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless we, the Issuer Trusts or our agent have received the required tax certificate on its behalf.
      Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under “— Limitations on Issuance of Bearer Debt Securities”.
Legal Ownership of Bearer Securities
      Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.
      The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.
      As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We, or the Issuer Trusts, as applicable, will pay any amounts owing with respect to a bearer global security only to the common depositary.
      Neither we, the Issuer Trusts, the trustee nor any agent will recognize any owner of indirect interests as a holder or legal owner. Nor will we, the Issuer Trusts, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own an indirect interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled “Legal Ownership and Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.
Payment and Exchange of Non-Global Bearer Securities
      Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.
      Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, neither we nor the Issuer Trusts will issue bearer securities in exchange for any registered securities.
      Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we, or the Issuer Trust, and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us, the Issuer Trust, or our designated agent. If any unmatured coupons are not surrendered, we, the Issuer Trust, or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or deliverable or we, the Issuer Trusts, or our agent may demand an indemnity against liabilities satisfactory to us and our agent.
      We and the Issuer Trusts may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices
      If we or the Issuer Trusts are required to give notice to the holders of bearer securities, we or the Issuer Trusts will do so by publication in a daily newspaper of general circulation in a city in Western Europe. The term “daily newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in the relevant city. If these bearer securities are listed on the Luxembourg Stock Exchange and its rules so require, that city will be Luxembourg and we expect that newspaper to be the Luxemburger Wort. If publication in Luxembourg is impractical, the publication will be made elsewhere in Western Europe. A notice of this kind will be presumed to have been received on the date it is first published. If we or the Issuer Trusts cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we or the Issuer Trusts will give notice in another form. That alternate form of notice will be deemed to be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
      We or the Issuer Trusts may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we or the Issuer Trusts may omit giving notice by publication.
Limitations on Issuance of Bearer Debt Securities
      In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the Treasury Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.
      In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.
      We and the Issuer Trusts will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable Treasury Regulations described above.
      Bearer debt securities and any coupons will bear the following legend:
      “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”
      The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.
      As used in this subsection entitled “— Limitations on Issuance of Bearer Debt Securities”, the term “bearer debt securities” includes bearer debt securities that are part of units. As used in this section entitled “Considerations Relating to Securities Issued in Bearer Form”, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
      “United States” means the United States of America, including the States and the District of Columbia, and “possessions” of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

CONSIDERATIONS RELATING TO INDEXED SECURITIES
      We use the term “indexed securities” to mean debt securities, warrants and purchase contracts whose value is linked to an underlying property or index, as well as units that include any debt security, warrant or purchase contract of this kind. Indexed securities may present a high level of risk, and investors in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” for a discussion of U.S. tax matters.
Investors in Indexed Securities Could Lose Their Investment
      The amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.
The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security
      The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.
      If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency — Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” below for more information about these kinds of government actions.
An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment
      Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant or purchase contract may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.
      The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.
An Index to Which a Security Is Linked Could Be Changed or Become Unavailable
      Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.
      A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security or the settlement value of an indexed warrant or purchase contract, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.
      Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.
We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security
      In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.
Information About Indices May Not Be Indicative of Future Performance
      If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.
We May Have Conflicts of Interest Regarding an Indexed Security
      Goldman, Sachs & Co. and our other affiliates may have conflicts of interest with respect to some indexed securities. Goldman, Sachs & Co. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.
      Goldman, Sachs & Co. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Goldman, Sachs & Co. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

CONSIDERATIONS RELATING TO SECURITIES DENOMINATED OR
PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY
      If you intend to invest in a non-U.S. dollar security — e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.
      The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.
An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks
      An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.
Changes in Currency Exchange Rates Can Be Volatile and Unpredictable
      Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.
Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security
      Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

      Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.
Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency
      Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.
We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates
      Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.
In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk
      Our debt securities, warrants, purchase contracts and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.
      In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.
Information About Exchange Rates May Not Be Indicative of Future Performance
      If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.
Determinations Made by the Exchange Rate Agent
      All determinations made by the Exchange Rate Agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by Goldman Sachs). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The Exchange Rate Agent will not have any liability for its determinations.

CONSIDERATIONS RELATING TO CAPITAL SECURITIES
      An investment in the capital securities involves a number of risks, some of which relate to the terms of the capital securities or the corresponding subordinated debt securities. You should carefully review the following information about these risks together with other information contained in this prospectus and in documents incorporated by reference in this prospectus before deciding whether an investment in capital securities is suitable for you.
You Are Making an Investment Decision With Regard to the Subordinated Debt Securities As Well As the Capital Securities
      Each Issuer Trust will rely on the payments it receives on the corresponding subordinated debt securities to fund all payments on its capital securities. In addition, each Issuer Trust may distribute the corresponding subordinated debt securities in exchange for its capital securities upon its dissolution and liquidation. Accordingly, you should carefully review the information in this prospectus regarding both of these securities.
Payments on the Capital Securities Are Dependent on Our Payments on the Subordinated Debt Securities
      The ability of the Issuer Trusts timely to pay distributions on the capital securities and to pay the liquidation amount is dependent upon our making the related payments on the subordinated debt securities when due.
      If we default on our obligation to pay principal of or any premium or interest on the corresponding subordinated debt securities, the Issuer Trusts will not have sufficient funds to pay distributions or the liquidation amount on the related capital securities. As a result, you will not be able to rely upon the guarantee for payment of these amounts. You or the property trustee of the Issuer Trust may, however, sue us to enforce the rights of such trust under the corresponding subordinated debt securities. For more information, please refer to “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Enforcement of Certain Rights by Holders of Capital Securities” and “Description of Capital Securities and Related Instruments — Relationship Among the Capital Securities and the Related Instruments — Enforcement Rights of Holders of Capital Securities”.
Our Obligations Will Be Deeply Subordinated, and We Will Pay Our Other Debt Obligations Before We Pay You
      Our obligations under the guarantee and under the corresponding subordinated debt securities will be unsecured and rank subordinate and junior in right of payment to all of our senior indebtedness, which includes nearly all of our existing and future indebtedness (including any subordinated debt securities not issued to the Issuer Trusts and other subordinated debt).
      Neither the subordinated debt indenture governing the corresponding subordinated debt securities nor the trust agreement and the guarantee relating to the capital securities will place any limitation on the nature or amount of additional indebtedness that we, or our subsidiaries, may incur in the future.
You Will Not Receive Timely Distributions If We Elect to Defer Payments
      Unless otherwise provided in the applicable prospectus supplement, we may defer the payment of interest on the corresponding subordinated debt securities at any time up to a number of consecutive interest periods that is specified in the applicable prospectus supplement, provided that (1) no such extension period may extend beyond the stated maturity date and (2) we are not in default under the subordinated debt indenture with respect to the corresponding subordinated debt securities (unless our default has not ripened into a formal “event of default”). If there is a deferral, the Issuer Trust also will defer distributions on the related capital securities. Before any extension period ends, we may elect to extend the period further.

      At the end of any extension period and upon the payment of all interest then accrued and unpaid, we may elect to begin a new extension period. There is no limitation on the number of extension periods. Deferrals of payments during an extension period will not result in a default or event of default. For further information on our option to defer payments, see “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Option to Defer Interest Payments”.
If We Elect to Defer Interest Payments, You Will Have to Include Interest in Your Taxable Income Before You Receive the Money
      During an extension period, you would be required to accrue interest income for U.S. federal income tax purposes on your proportionate share of the corresponding subordinated debt securities held by an Issuer Trust, even if you are a cash basis taxpayer. As a result, you would need to include this income in your gross income for U.S. federal income tax purposes in advance of the receipt of cash. You also would not receive the cash related to any accrued and unpaid interest income from the trust if you dispose of the capital securities prior to the record date for the payment of distributions. For further information, see “United States Taxation — Taxation of Capital Securities — Interest Income and Original Issue Discount” and “— Sale or Redemption of Capital Securities”.
The Market Price of the Capital Securities May Not Reflect Unpaid Interest, and You May Suffer a Loss If You Sell Them While Interest Remains Unpaid
      Because of our right to defer interest payments on the corresponding subordinated debt securities, the market price of the related capital securities may be more volatile than the market prices of similar securities that do not have this feature. If we exercise our right to defer, the market price of the capital securities may decline. Accordingly, the capital securities that you purchase, whether in an offering made pursuant to a prospectus supplement or in the secondary market, or the subordinated debt securities that you may receive on liquidation of the trust, may trade at a discount to the price that you paid.
      If you dispose of your capital securities before the record date for the payment of a distribution, then you will not receive that distribution. However, you will be required to include accrued but unpaid interest on the corresponding subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any year. For further information on tax consequences, see “United States Taxation — Taxation of Capital Securities — Sale or Redemption of Capital Securities”.
We May Redeem the Corresponding Subordinated Debt Securities Upon the Occurrence of Specified Tax or Regulatory Events
      We may redeem the corresponding subordinated debt securities in whole at any time within 90 days following the occurrence of specified tax or regulatory events, including:

•	any change in tax laws or regulations (or any official interpretation) that poses a substantial risk that the related capital securities might lose their special tax treatment; and

•	any change in laws or regulations (or any official interpretation) that poses a substantial risk that the relevant Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.
      If we redeem the corresponding subordinated debt securities, the Issuer Trust will be required to redeem the related capital securities. Unless your prospectus supplement says otherwise, you may not receive any premium upon redemption, and you may not be able to invest the redemption proceeds at a rate of return that equals or is higher than the rate on your capital securities.
For further information on redemption, see “Description of Capital Securities and Related Instruments — Redemption or Exchange”.
Each Issuer Trust May Distribute the Subordinated Debt Securities In Exchange For the Capital Securities, Which Could Affect the Market Price and Could Be a Taxable Event
      We may dissolve any Issuer Trust at any time. After satisfying its liabilities to its creditors, the Issuer Trust may distribute the corresponding subordinated debt securities to the holders of the related capital securities. For further information, see “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution”.
      We cannot predict the market prices for capital securities or for subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities, or the subordinated debt securities that you may receive on liquidation of an Issuer Trust, may trade at a discount to the price that you paid to purchase the capital securities.
      Under current U.S. federal income tax law and assuming, as we expect, that the amended and restated trust agreement for the relevant Issuer Trust will contain substantially identical terms as the form of amended and restated trust agreement attached as an exhibit to our registration statement filed with the SEC, and the relevant Issuer Trust will not be classified as an association taxable as a corporation, you will not be taxed if we dissolve the trust and the trust distributes subordinated debt securities to you. However, if an Issuer Trust were to become taxed on the income received or accrued on the corresponding subordinated debt securities due to a tax event, both you and the Issuer Trust might be taxed on a distribution of the corresponding subordinated debt securities by the trust. For further information, see “United States Taxation — Taxation of Capital Securities — Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trusts”.
Investors Will Not Control the Administration of the Issuer Trusts and Will Have Limited Voting Rights
      We will hold all the common securities of each Issuer Trust. These securities give us the right to control nearly all aspects of the administration, operation or management of the Issuer Trust, including selection and removal of the administrative trustees. The capital securities, on the other hand, will generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of your capital securities or the corresponding subordinated debt securities, the acceleration of payments on those securities and waivers of related past defaults as described in this prospectus. For further information, see “Description of Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement”.
Listing of the Capital Securities, If Any, Does Not Guarantee Their Liquidity or Full Value
      We may apply to list a series of capital securities on the NYSE or another exchange, but are not required to do so. If listed, trading in a series of capital securities on the NYSE is expected to commence within 30 days after the initial delivery of the series. Although we expect the underwriters to make a market in the capital securities prior to commencement of trading on the NYSE, they are not obligated to do so. They may also discontinue these market-making activities at any time without notice. We cannot assure the liquidity of the trading market for the capital securities.
      The capital securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the corresponding subordinated debt securities. See “United States Taxation — Taxation of Capital Securities — Interest Income and Original Issue Discount” and “— Sale or Redemption of Capital Securities” for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the capital securities.

UNITED STATES TAXATION
      This section describes the material United States federal income tax consequences of owning certain of the debt securities, preferred stock, depositary shares we are offering and the capital securities that the Issuer Trusts are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Indexed and Other Debt Securities”, of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, of owning capital securities that contain, or that represent any subordinated debt security that contains, any material term not described in this prospectus or of owning warrants, purchase contracts and units will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to The Goldman Sachs Group, Inc. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.
This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.
Taxation of Debt Securities
      This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Indexed and Other Debt Securities”, which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.
United States Holders
      This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
If you are not a United States holder, this section does not apply to you and you should refer to “— United States Alien Holders” below.
      Payments of Interest. Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— United States Holders — Original Issue Discount”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
     Cash Basis Taxpayers
      If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
     Accrual Basis Taxpayers
      If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.
      If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.
      When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
      Original Issue Discount. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities”.
      In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made
      divided by:

•	the stated principal amount of the debt security.
      Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

      You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.
You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.
      If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.
      The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.
     Acquisition Premium
      If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

     Pre-Issuance Accrued Interest
      An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.
      If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.
     Debt Securities Subject to Contingencies Including Optional Redemption
      Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.
      If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.
      Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.
If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.
      If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.
     Election to Treat All Interest as Original Issue Discount
      You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— United States Holders — Debt Securities Purchased at a Premium”, or acquisition premium.
      If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.
      Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— United States Holders — Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.
     Variable Rate Debt Securities
      Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.
      Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
      If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.
      Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.
      Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
      Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.
      An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.
      Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.
      In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.
      If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.
When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.
      If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
     Short-Term Debt Securities
      In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.
      When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

     Non-U.S. Dollar Currency Original Issue Discount Debt Securities
      If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.
     Market Discount
      You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above; and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.
      If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.
      You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.
      You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.
      Debt Securities Purchased at a Premium. If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— United States Holders — Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.
      Purchase, Sale and Retirement of the Debt Securities. Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.
If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.
      You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.
      You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— United States Holders — Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”;

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.
Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.
      You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.
      Exchange of Amounts in Other Than U.S. Dollars. If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.
      Indexed and Other Debt Securities. The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Goldman Sachs or debt or equity securities of one or more third parties, debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.
United States Alien Holders
      This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.
If you are a United States holder, this section does not apply to you.
      This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.
      Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security or coupon:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

2.	you are not a controlled foreign corporation that is related to us through stock ownership;

3.	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

4.	in the case of a debt security other than a bearer debt security, the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person;

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

5.	in the case of a bearer debt security, the debt security is offered, sold and delivered in compliance with the restrictions described above under “Considerations Relating to Securities Issued in Bearer Form” and payments on the debt security are made in accordance with the procedures described above under that section; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security or coupon.

Further, a debt security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.
Treasury Regulations Requiring Disclosure of Reportable Transactions
      Recently promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.
Backup Withholding and Information Reporting
      United States Holders. In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
      United States Alien Holders. In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

1.	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person; or

2.	other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.
If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.
      In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;
unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.
      In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business;
unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
Taxation of Preferred Stock and Depositary Shares
      This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.
United States Holders
      This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a share of preferred stock and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below.
      Distributions on Preferred Stock. You will be taxed on distributions on preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum rate of 15%, provided that you hold your shares of preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.
      You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.
     Limitations on Dividends-Received Deduction
      Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in preferred stock should consider the effect of:

•	Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock;

•	Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•	Section 1059 of the Internal Revenue Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.
     Extraordinary Dividends
      If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the preferred stock generally would be a dividend that:

•	equals or exceeds 5% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.
In determining whether a dividend paid on the preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of preferred stock in your particular circumstances.
     Redemption Premium
      If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities — United States Holders — Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.
      Sale or Exchange of Preferred Stock Other Than by Redemption. If you sell or otherwise dispose of your preferred stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the preferred stock. Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.
      Redemption of Preferred Stock. If we are permitted to and redeem your preferred stock, it generally would be a taxable event. You would be treated as if you had sold your preferred stock if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.
In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.
      If we redeem your preferred stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the preferred stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the preferred stock for more than one year.
      If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the preferred stock and thereafter would be treated as capital gain. If a redemption of the preferred stock is treated as a distribution that is taxable as a dividend, your basis in the redeemed preferred stock would be transferred to the remaining shares of our stock that you own, if any.
      Special rules apply if we redeem preferred stock for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your preferred stock for our debt securities.
United States Alien Holders
      This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of preferred stock by a United States alien holder. You are a United States alien holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from preferred stock.
      Dividends. Except as described below, if you are a United States alien holder of preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.
      If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.
      If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.
“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
      If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
      Gain on Disposition of Preferred Stock. If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of preferred stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of your class of preferred stock and you are not eligible for any treaty exemption.

      If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
      We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.
      Federal Estate Taxes. Preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Backup Withholding and Information Reporting
      United States Holders. In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements and backup withholding tax if you are a non-corporate United States person and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.
      If you sell your preferred stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your preferred stock through a non-U.S. office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business.
      You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.
      United States Alien Holders. If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

1.	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) are not a United States person; or

2.	other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.
      Payment of the proceeds from the sale of preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;
unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.
      In addition, a sale of preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business;
unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

      You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.
Taxation of Capital Securities
      The following discussion of the material U.S. federal income tax consequences to the purchase, ownership and disposition of capital securities only addresses the tax consequences to a U.S. holder that acquires capital securities on their original issue date at their original offering price and holds the capital securities as a capital asset for tax purposes. You are a U.S. holder if you are a beneficial owner of a capital security that is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all substantial decisions of the trust.
      This summary does not apply if the subordinated debt securities or capital securities:

•	are issued with more than a de minimis amount of original issue discount;

•	mature 1 year or less than or more than 30 years after the issue date;

•	are denominated or pay principal, premium, if any, or interest in a currency other than U.S. dollars;

•	pay principal, premium, if any, or interest based on an index or indices;

•	allow for deferral of interest for more than 5 years’ worth of consecutive interest periods;

•	are issued in bearer form;

•	contain any obligation or right of us or a holder to convert or exchange the subordinated debt securities into other securities or properties of Goldman Sachs;

•	contain any obligation or right of Goldman Sachs to redeem, purchase or repay the subordinated debt securities (other than a redemption of the outstanding subordinated debt securities at a price equal to (1) 100% of the principal amount of the subordinated debt securities being redeemed, plus (2) accrued but unpaid interest, plus, if applicable, (3) a premium or make-whole amount determined by a quotation agent, equal to the sum of the present value of scheduled payments of principal and interest from the issue date of the subordinated debt securities to their redemption date, discounted at a rate equal to a U.S. treasury rate plus some fixed amount or amounts); or

•	contain any other material provision described only in the prospectus supplement.
      The material U.S. federal income tax consequences of the purchase, ownership and disposition of capital securities in a trust owning the underlying subordinated debt securities that contain these terms will be described in the applicable prospectus supplement.
      The statements of law or legal conclusion set forth in this discussion constitute the opinion of Sullivan & Cromwell LLP, special tax counsel to us and each Issuer Trust. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

Please consult your own tax advisor concerning the consequences of owning the capital securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.
Classification of the Issuer Trusts
      Under current law and assuming full compliance with the terms of an amended trust agreement substantially in the form attached to this prospectus as an exhibit and the indenture, each Issuer Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, paid or accrued on the subordinated debt securities, whether or not the trust actually distributes cash to you.
Interest Income and Original Issue Discount
      Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a “remote” contingency that stated interest will not be timely paid when determining whether a subordinated debt security is issued with original issue discount. On the date of this prospectus, we currently believe that the likelihood of exercising our option to defer interest payments is remote because we would be prohibited from making certain distributions on our capital stock and payments on our indebtedness if we exercise that option. Accordingly, we currently believe that the subordinated debt securities will not be considered to be issued with original issue discount at the time of their original issuance. However, if our belief changes on the date any capital security is issued, we will describe the relevant U.S. federal income tax consequences in the applicable prospectus supplement.
      Under these regulations, if we were to exercise our option to defer any payment of interest, the subordinated debt securities would at that time be treated as issued with original issue discount, and all stated interest on the subordinated debt securities would thereafter be treated as original issue discount as long as the subordinated debt securities remained outstanding. In that event, all of your taxable interest income on the subordinated debt securities would be accounted for as original issue discount on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include original issue discount in gross income even though we would not make any actual cash payments during an extension period.
      These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus.
      Because income on the capital securities will constitute interest or original issue discount, corporate U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account on the capital securities.
      Moreover, because income on the capital securities will constitute interest or original issue discount, U.S. holders of the capital securities will not be entitled to the preferential tax rate (generally 15%) generally applicable to payments of dividends before January 1, 2009.
      In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the subordinated debt securities will not be treated as issued with original issue discount, and whenever we use the term interest, it also includes income in the form of original issue discount.

Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trusts
      If the applicable Issuer Trust distributes the subordinated debentures as described under the caption “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution”, you will receive directly your proportional share of the subordinated debt securities previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your subordinated debt securities will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on the subordinated debt securities due to a tax event, the trust might be taxed on a distribution of subordinated debt securities to you, and you might recognize gain or loss as if you had exchanged your capital securities for the subordinated debt securities you received upon the liquidation of the trust. You will include interest in income in respect of subordinated debt securities received from the trust in the manner described above under “— Interest Income and Original Issue Discount”.
Sale or Redemption of Capital Securities
      If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the subordinated debt securities, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.
      If the subordinated debt securities are deemed to be issued with original issue discount as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by original issue discount previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. This gain or loss generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the subordinated debt securities required to be included in income. Capital gain of a non-corporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.
      If we exercise our option to defer any payment of interest on the subordinated debt securities, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying subordinated debt securities. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during any year.
Backup Withholding Tax and Information Reporting
      We will be required to report the amount of interest income paid and original issue discount accrued on your capital securities to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder. Backup withholding will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in the manner prescribed in applicable regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.
      Payment of the proceeds from the disposition of capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.
      Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.
      It is anticipated that each Issuer Trust or its paying agent will report income on the capital securities to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
      We or the Issuer Trusts, as applicable, may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
      In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or capital securities of the Issuer Trusts through any of these methods or other methods described in the applicable prospectus supplement.
      The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      We or the Issuer Trusts, as applicable, may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the Issuer Trusts may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
      From time to time, we or the Issuer Trusts may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
      We or the Issuer Trusts may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the Issuer Trusts sell securities to underwriters, we or the Issuer Trusts may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the Issuer Trusts in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

      If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
      We or the Issuer Trusts, as applicable, may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
      Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us or the Issuer Trusts, as applicable, against certain liabilities, including liabilities under the Securities Act.
      In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
      The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
      These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
      The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, The Goldman Sachs Group, Inc., its subsidiaries and the Issuer Trusts in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, Goldman, Sachs & Co. may offer the securities for sale in the United States and Goldman Sachs International and Goldman Sachs (Asia) L.L.C. may offer the securities for sale outside the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.
      Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc. and The Goldman Sachs Group, Inc. is the parent of Goldman, Sachs & Co. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as Goldman, Sachs & Co., distributes an affiliated company’s securities. Goldman, Sachs & Co. has advised The Goldman Sachs Group, Inc. that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720. In addition, offerings of capital securities will be conducted in compliance with Rule 2810 of the NASD’s Conduct Rules, as applicable.
      Goldman, Sachs & Co. is not permitted to sell securities in an offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Market-Making Resales by Affiliates
      This prospectus may be used by Goldman, Sachs & Co. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Goldman, Sachs & Co. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Goldman, Sachs & Co. may act as principal or agent, including as agent for the counterparty in a transaction in which Goldman, Sachs & Co. acts as principal, or as agent for both counterparties in a transaction in which Goldman, Sachs & Co. does not act as principal. Goldman, Sachs & Co. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of The Goldman Sachs Group, Inc. may also engage in transactions of this kind and may use this prospectus for this purpose. These affiliates may include, among others, Goldman Sachs International and Goldman Sachs (Asia) L.L.C.
      The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.
      The Goldman Sachs Group, Inc. does not expect to receive any proceeds from market-making transactions. The Goldman Sachs Group, Inc. does not expect that Goldman, Sachs & Co. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to The Goldman Sachs Group, Inc.
      Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Goldman Sachs Group, Inc. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.
Matters Relating to Initial Offering and Market-Making Resales
      Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. Neither we nor the Issuer Trusts may list any particular series of securities on a securities exchange or quotation system. We and the Issuer Trusts have been advised by Goldman, Sachs & Co. that it intends to make a market in the securities, and any underwriters to whom we or the Issuer Trusts sell securities for public offering may also make a market in those securities. However, neither Goldman, Sachs & Co. nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.
      Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
      In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

EMPLOYEE RETIREMENT INCOME SECURITY ACT
      This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the securities.
      The Goldman Sachs Group, Inc. and certain of its affiliates may each be considered a “party in interest” within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or a “disqualified person” within the meaning of the U.S. Internal Revenue Code of 1986, as amended, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities, warrants or purchase contracts, or any units including debt securities, warrants and/or purchase contracts, are acquired by or with the assets of a pension or other employee benefit plan for which The Goldman Sachs Group, Inc. or any of its affiliates is a service provider, unless those securities are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager” or under any other available exemption. Additional special considerations may arise in connection with the acquisition of capital securities by or with the assets of a pension or other employee benefit plan. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan and propose to invest in the securities described in this prospectus, you should consult your legal counsel.
VALIDITY OF THE SECURITIES
      In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities, other than capital securities, may be passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement. In connection with particular offerings of the capital securities in the future, and if stated in the applicable prospectus supplement, the validity of the capital securities may be passed upon for The Goldman Sachs Group, Inc. and the Issuer Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, or other Delaware counsel.
      Sullivan & Cromwell LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock and debt securities. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. in connection with the offering of the securities described in this prospectus.
EXPERTS
      The financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Goldman Sachs incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended November 26, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in accounting and auditing.
      The historical income statement, balance sheet and common share data set forth in “Selected Financial Data” for each of the five fiscal years in the period ended November 26, 2004 incorporated by reference in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995
      We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.
      Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Business — Certain Factors That May Affect Our Business” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended November 26, 2004, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Available Information	2
Prospectus Summary	4
Ratio of Earnings to Fixed Charges	8
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	31
Description of Purchase Contracts We May Offer	48
Description of Units We May Offer	53
Description of Preferred Stock We May Offer	58
The Issuer Trusts	66
Description of Capital Securities and Related Instruments	69
Description of Capital Stock of The Goldman Sachs Group, Inc.	93
Legal Ownership and Book-Entry Issuance	98
Considerations Relating to Securities Issued in Bearer Form	104
Considerations Relating to Indexed Securities	109
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	112
Considerations Relating to Capital Securities	115
United States Taxation	118
Plan of Distribution	142
Employee Retirement Income Security Act	145
Validity of the Securities	145
Experts	145
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	146
$35,000,000,000
The Goldman Sachs
Group, Inc.
Debt Securities
Warrants
Purchase Contracts
Units
Preferred Stock
Depositary Shares
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI
Capital Securities

Goldman, Sachs & Co.

PART II
Information Not Required in Prospectus
Item 14.  Other Expenses of Issuance and Distribution
      The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and NASD fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this registration statement:

Amount
to be paid

SEC registration fee	$2,308,097
NASD fees	75,500
Legal fees and expenses	150,000
Fees and expenses of qualification under state securities laws (including legal fees)	20,000
Accounting fees and expenses	625,000
Printing fees	1,500,000
Rating agency fees	979,500
Trustee’s fees and expenses	275,000
Miscellaneous	166,903

Total	$6,100,000

Item 15.  Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to The Goldman Sachs Group, Inc. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of The Goldman Sachs Group, Inc.’s by-laws provides for indemnification by The Goldman Sachs Group, Inc. of any director or officer (as such term is defined in the by-laws) of The Goldman Sachs Group, Inc. who is or was a director of any of its subsidiaries, is or was a member of the Shareholders’ Committee acting pursuant to the Shareholders’ Agreement (as described in our Annual Report on Form 10-K for the fiscal year ended November 26, 2004 incorporated by reference in this registration statement) or, at the request of The Goldman Sachs Group, Inc., is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that The Goldman Sachs Group, Inc. shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by The Goldman Sachs Group, Inc. To the extent authorized from time to time by the board of directors of The Goldman Sachs Group, Inc., The Goldman Sachs Group, Inc. may provide to any one or more employees of The Goldman Sachs Group, Inc., one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in the by-laws of The Goldman Sachs Group, Inc. on directors and officers of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise. The by-laws do not limit the power of The Goldman Sachs Group, Inc. or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Goldman Sachs Group, Inc. has entered into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.
      The Goldman Sachs Group, Inc. has entered into an agreement that provides indemnification to its directors and officers and to the directors and certain officers of the general partner of The Goldman Sachs Group, L.P., members of its Management Committee or its Partnership Committee or the former Executive Committee of The Goldman Sachs Group, L.P. and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or the board of directors of the general partner of The Goldman Sachs Group, L.P. to take actions on behalf of The Goldman Sachs Group, Inc., The Goldman Sachs Group, L.P. or the general partner of The Goldman Sachs Group, L.P. in connection with the plan of incorporation and certain registration statements for all losses, damages, costs and expenses incurred by the indemnified person arising out of the relevant registration statements or the transactions contemplated by the plan of incorporation. The Goldman Sachs Group, Inc. has also entered into a similar indemnification agreement with its directors, some of its officers and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or any committee thereof to take actions on behalf of The Goldman Sachs Group, Inc. or as an attorney-in-fact in connection with this registration statement, certain other registration statements and certain unregistered offerings of securities. These agreements are in addition to The Goldman Sachs Group, Inc.’s indemnification obligations under its by-laws.
      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Goldman Sachs Group, Inc.’s amended and restated certificate of incorporation provides for such limitation of liability.
      Policies of insurance are maintained by The Goldman Sachs Group, Inc. under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.
Item 16.  Exhibits

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Distribution Agreement for Medium- Term Notes of The Goldman Sachs Group, Inc.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-105242), filed on May 15, 2003.

1.2	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 1.2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-105242), filed on May 15, 2003.

1.3	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

1.4	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.5	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.6	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.7	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	*

1.8	Form of Underwriting Agreement for capital securities.	Exhibit 1.8 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

2.1	Plan of Incorporation.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Agreement and Plan of Merger of The Goldman Sachs Corporation into The Goldman Sachs Group, Inc.	Exhibit 2.2 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10, 1999.

2.3	Agreement and Plan of Merger of The Goldman Sachs Group, L.P. into The Goldman Sachs Group, Inc.	Exhibit 2.3 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10, 1999.

2.4	Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.	Exhibit 2.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated October 31, 2000 and filed on November 15, 2000.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on March 16, 1999.

4.2	Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and Mellon Investor Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.	Exhibit 5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (No. 001-14965), filed on June 29, 1999.

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (No. 001-14965), filed on June 29, 1999.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

4.4	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.

4.5	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the period ended February 27, 2004.

4.6	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital II.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital III.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.8	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.9	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	**

4.10	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	**

4.11	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.12	Trust Agreement of Goldman Sachs Capital II.	Exhibit 4.13 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.13	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.14	Trust Agreement of Goldman Sachs Capital III.	Exhibit 4.15 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.15	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Certificate of Trust of Goldman Sachs Capital V.	**

4.18	Trust Agreement of Goldman Sachs Capital V.	**

4.19	Certificate of Trust of Goldman Sachs Capital VI.	**

4.20	Trust Agreement of Goldman Sachs Capital VI.	**

4.21	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.23	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	**

4.25	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	**

4.26	Form of Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 4.23 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.27	Form of Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.28	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.29	Form of Guarantee Agreement for Goldman Sachs Capital V.	**

4.30	Form of Guarantee Agreement for Goldman Sachs Capital VI.	**

4.31	Form of Warrant Indenture between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-63082), filed on June 15, 2001.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

4.32	Form of senior debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.3).

4.33	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.4).

4.34	Form of Floating Rate Medium-Term Note.	Exhibit 4.3 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.35	Form of Fixed Rate Medium-Term Note.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.36	Form of Mandatory Exchangeable Note.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.37	Form of Exchangeable Note.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.38	Specimen Master Medium-Term Note.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-36178), filed on May 3, 2000.

4.39	Form of Debt Warrant Agreement for warrants sold attached to debt securities.	*

4.40	Form of Debt Warrant Agreement for warrants sold alone.	*

4.41	Form of Warrant Agreement for universal warrants.	*

4.42	Form of put warrant (included in Exhibit 4.31).

4.43	Form of call warrant (included in Exhibit 4.31).

4.44	Form of Deposit Agreement, including form of depositary receipt.	*

4.45	Form of Unit Agreement, including form of unit certificate.	*

4.46	Form of Unit Agreement Without Holders’ Obligation.	*

4.47	Form of Prepaid Purchase Contract.	*

4.48	Form of Non-Prepaid Purchase Contract (Issuer Sale) (to be included in Exhibit 4.44).

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

4.49	Form of Non-Prepaid Purchase Contract (Issuer Purchase) (to be included in Exhibit 4.44).

4.50	Form of Capital Security (included as Exhibit C to Exhibits 4.6, 4.7, 4.8, 4.9 and 4.10).

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II.	**

5.2	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital III.	**

5.3	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and formation of the Issuer Trust with respect to Goldman Sachs Capital IV.	**

5.4	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital V.	**

5.5	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI.	**

5.6	Opinion of Sullivan & Cromwell LLP.	**

8.1	Tax Opinion of Sullivan & Cromwell LLP.	**

12.1	Statement re computation of ratios of earnings to fixed charges.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 26, 2004.

23.1	Consent of PricewaterhouseCoopers LLP.	Filed herewith.

23.2	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.1, 5.2, 5.3, 5.4 and 5.5 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.6 and 8.1 above).

24.1	Power of Attorney.	**

25.1	Statement of Eligibility of senior debt trustee.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

25.2	Statement of Eligibility of subordinated debt trustee.	**

25.3	Statement of Eligibility of warrant trustee.	**

25.4	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.5	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.6	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.7	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.8	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.9	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.10	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

25.11	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.12	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.13	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

Item 17.  Undertakings
      Each of the undersigned Registrants hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any fact or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by The Goldman Sachs Group, Inc. pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Goldman Sachs Group, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of March, 2005.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ David A. Viniar

Name: David A. Viniar
Title: Executive Vice President and
Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 2005.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/	Henry M. Paulson, Jr.*

Henry M. Paulson, Jr.

Director, President and Chief Operating Officer	/s/	Lloyd C. Blankfein*

Lloyd C. Blankfein

Director	/s/	Lord Browne of Madingley*

Lord Browne of Madingley

Director	/s/	John H. Bryan*

John H. Bryan

Director	/s/	Claes Dahlbäck*

Claes Dahlbäck

Director	/s/	William W. George*

William W. George

Director	/s/	James A. Johnson*

James A. Johnson

Director	/s/	Lois D. Juliber*

Lois D. Juliber

Director	/s/	Edward M. Liddy*

Edward M. Liddy

Director	/s/	Ruth J. Simmons*

Ruth J. Simmons

Chief Financial Officer (Principal Financial Officer)	/s/	David A. Viniar

David A. Viniar

Principal Accounting Officer	/s/	Sarah E. Smith*

Sarah E. Smith

*By:	/s/ David A. Viniar David A. Viniar Attorney-In-Fact

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 11th day of March, 2005.

GOLDMAN SACHS CAPITAL II

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/	David Weil

	Name:	David Weil
	Title:	Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 11th day of March, 2005.

GOLDMAN SACHS CAPITAL III

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/	David Weil

	Name:	David Weil
	Title:	Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 11th day of March, 2005.

GOLDMAN SACHS CAPITAL IV

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/	David Weil

	Name:	David Weil
	Title:	Treasurer
      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 11th day of March, 2005.

GOLDMAN SACHS CAPITAL V

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/	David Weil

	Name:	David Weil
	Title:	Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 11th day of March, 2005.

GOLDMAN SACHS CAPITAL VI

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/	David Weil

	Name:	David Weil
	Title:	Treasurer

INDEX TO EXHIBITS

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Distribution Agreement for Medium- Term Notes of The Goldman Sachs Group, Inc.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-105242), filed on May 15, 2003.
1.2	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 1.2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-105242), filed on May 15, 2003.
1.3	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*
1.4	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*
1.5	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*
1.6	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*
1.7	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	*
1.8	Form of Underwriting Agreement for capital securities.	Exhibit 1.8 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
2.1	Plan of Incorporation.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on April 30, 1999.
2.2	Agreement and Plan of Merger of The Goldman Sachs Corporation into The Goldman Sachs Group, Inc.	Exhibit 2.2 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10, 1999.
2.3	Agreement and Plan of Merger of The Goldman Sachs Group, L.P. into The Goldman Sachs Group, Inc.	Exhibit 2.3 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10, 1999.
2.4	Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.	Exhibit 2.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated October 31, 2000 and filed on November 15, 2000.
4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on March 16, 1999.
4.2	Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and Mellon Investor Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.	Exhibit 5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (No. 001-14965), filed on June 29, 1999.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (No. 001-14965), filed on June 29, 1999.
4.4	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.
4.5	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the period ended February 27, 2004.
4.6	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital II.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.7	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital III.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.8	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.9	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	**
4.10	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	**
4.11	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.12	Trust Agreement of Goldman Sachs Capital II.	Exhibit 4.13 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.13	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.14	Trust Agreement of Goldman Sachs Capital III.	Exhibit 4.15 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.15	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.17	Certificate of Trust of Goldman Sachs Capital V.	**
4.18	Trust Agreement of Goldman Sachs Capital V.	**
4.19	Certificate of Trust of Goldman Sachs Capital VI.	**
4.20	Trust Agreement of Goldman Sachs Capital VI.	**
4.21	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.23	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	**
4.25	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	**
4.26	Form of Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 4.23 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.27	Form of Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.28	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.29	Form of Guarantee Agreement for Goldman Sachs Capital V.	**
4.30	Form of Guarantee Agreement for Goldman Sachs Capital VI.	**
4.31	Form of Warrant Indenture between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-63082), filed on June 15, 2001.
4.32	Form of senior debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.3).

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

4.33	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.4).
4.34	Form of Floating Rate Medium-Term Note.	Exhibit 4.3 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.35	Form of Fixed Rate Medium-Term Note.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.36	Form of Mandatory Exchangeable Note.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.37	Form of Exchangeable Note.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.38	Specimen Master Medium-Term Note.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-36178), filed on May 3, 2000.
4.39	Form of Debt Warrant Agreement for warrants sold attached to debt securities.	*
4.40	Form of Debt Warrant Agreement for warrants sold alone.	*
4.41	Form of Warrant Agreement for universal warrants.	*
4.42	Form of put warrant (included in Exhibit 4.31).
4.43	Form of call warrant (included in Exhibit 4.31).
4.44	Form of Deposit Agreement, including form of depositary receipt.	*
4.45	Form of Unit Agreement, including form of unit certificate.	*
4.46	Form of Unit Agreement Without Holders’ Obligation.	*
4.47	Form of Prepaid Purchase Contract.	*
4.48	Form of Non-Prepaid Purchase Contract (Issuer Sale) (to be included in Exhibit 4.44).
4.49	Form of Non-Prepaid Purchase Contract (Issuer Purchase) (to be included in Exhibit 4.44).
4.50	Form of Capital Security (included as Exhibit C to Exhibits 4.6, 4.7, 4.8, 4.9 and 4.10).

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II.	**
5.2	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital III.	**
5.3	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and formation of the Issuer Trust with respect to Goldman Sachs Capital IV.	**
5.4	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital V.	**
5.5	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI.	**
5.6	Opinion of Sullivan & Cromwell LLP.	**
8.1	Tax Opinion of Sullivan & Cromwell LLP.	**
12.1	Statement re computation of ratios of earnings to fixed charges.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 26, 2004.
23.1	Consent of PricewaterhouseCoopers LLP.	Filed herewith.
23.2	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.1, 5.2, 5.3, 5.4 and 5.5 above).
23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.6 and 8.1 above).
24.1	Power of Attorney.	**
25.1	Statement of Eligibility of senior debt trustee.	**
25.2	Statement of Eligibility of subordinated debt trustee.	**
25.3	Statement of Eligibility of warrant trustee.	**
25.4	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**
25.5	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated

25.6	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**
25.7	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**
25.8	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**
25.9	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**
25.10	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**
25.11	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**
25.12	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**
25.13	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.